SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

Filed by the Registrant ☒
Filed by a Party other than the Registrant ☐

Check the appropriate box:
☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material Pursuant to § 240.14a-12

ASB Bancorp, Inc.
(Name of Registrant as Specified In Its Charter)

N/A
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):
☒	No fee required.
☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

(1)	Title of each class of securities to which transaction applies:
N/A

(2)	Aggregate number of securities to which transactions applies:
N/A

(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
N/A

(4)	Proposed maximum aggregate value of transaction:
N/A

(5)	Total fee paid:
N/A

☐	Fee paid previously with preliminary materials.
☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1)	Amount Previously Paid:
N/A
(2)	Form, Schedule or Registration Statement No.:
N/A
(3)	Filing Party:
N/A
(4)	Date Filed:
N/A

April 7, 2016

Dear Shareholder:

You are cordially invited to attend the annual meeting of shareholders of ASB Bancorp, Inc. (“ASB Bancorp” or the “Company”).  The meeting will be held at Asheville Savings Bank’s Operations and Administration Center, located at 901 Smoky Park Highway, Candler, North Carolina on Thursday, May 19, 2016, at 10:30 a.m., local time.

The notice of annual meeting and proxy statement appearing on the following pages describe the formal business to be transacted at the meeting.  Directors and officers of the Company, as well as representatives of Dixon Hughes Goodman LLP, the Company’s independent registered public accounting firm, will be present to respond to questions from shareholders.

It is important that your shares are represented at the meeting, whether or not you attend the meeting in person and regardless of the number of shares you own.  To make sure your shares are represented, we urge you to vote via the Internet or telephone or by returning a completed proxy card.  If you attend the meeting, you may vote in person even if you have previously voted.

We look forward to seeing you at the meeting.

Sincerely,

/s/ SUZANNE S. DEFERIE

Suzanne S. DeFerie
President and Chief Executive Officer

ASB BANCORP, INC.
11 Church Street
Asheville, North Carolina 28801
(828) 254-7411

NOTICE OF 2016 ANNUAL MEETING OF SHAREHOLDERS

TIME AND DATE	10:30 a.m., local time, on Thursday, May 19, 2016

PLACE	Asheville Savings Bank
Operations and Administration Center
901 Smoky Park Highway
Candler, North Carolina

ITEMS OF BUSINESS	(1) To elect four directors to serve for a term of three years and to elect one director to serve for a term of two years.

(2) To ratify the selection of Dixon Hughes Goodman LLP as our independent registered public accounting firm for the year ending December 31, 2016.

(3) To approve, on a non-binding advisory basis, the compensation paid to the Company’s named executive officers, as disclosed in the accompanying proxy statement (“say on pay”).

(4) To transact such other business as may properly come before the meeting and any adjournment or postponement of the meeting.

RECORD DATE	To vote, you must have been a shareholder at the close of business on March 30, 2016.

PROXY VOTING
It is important that your shares be represented and voted at the meeting.  You can vote your shares via the Internet, by telephone or by completing and returning the proxy card or voting instruction card sent to you. You can revoke a proxy at any time before its exercise at the meeting by following the instructions in the proxy statement.

By Order of the Board of Directors,

/s/ CINDY E. HAMRICK

Cindy E. Hamrick
Corporate Secretary
Asheville, North Carolina
April 7, 2016

ASB BANCORP, INC.

PROXY STATEMENT

GENERAL INFORMATION

We are providing this proxy statement to you in connection with the solicitation of proxies by the Board of Directors of ASB Bancorp, Inc. for the 2016 Annual Meeting of Shareholders and for any adjournment or postponement of the meeting.  In this proxy statement, we may also refer to ASB Bancorp, Inc. as the “Company,” “we,” “our” or “us.”

ASB Bancorp, Inc. is the holding company for Asheville Savings Bank, S.S.B.  In this proxy statement, we may also refer to Asheville Savings Bank, S.S.B. as the “Bank.”

We are holding the 2016 Annual Meeting of Shareholders at the Bank’s Operations and Administration Center, located at 901 Smoky Park Highway, Candler, North Carolina, on Thursday, May 19, 2016 at 10:30 a.m., local time.

We intend to mail this proxy statement and the enclosed proxy card to shareholders of record beginning on or about April 7, 2016.

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS
FOR THE SHAREHOLDERS’ MEETING TO BE HELD ON MAY 19, 2016

This proxy statement and the Company’s Annual Report on Form 10-K for the year ended December 31, 2015, as filed with the U.S. Securities and Exchange Commission, are available at http://AshevilleSavingsBank.com/AnnualMeeting, http://www.investorvote.com/asbb, or http://www.edocumentview.com/asbb.

INFORMATION ABOUT VOTING

Who Can Vote at the Meeting

You are entitled to vote your shares of ASB Bancorp common stock that you owned as of March 30, 2016.  As of the close of business on March 30, 2016, ASB Bancorp had 3,985,475 shares of common stock outstanding.  Each share of common stock is entitled to one vote.

The Company’s articles of incorporation provide that record holders of the Company’s common stock who beneficially own, either directly or indirectly, in excess of 10% of the Company’s outstanding shares are not entitled to any vote with respect to those shares held in excess of the 10% limit.

Ownership of Shares; Attending the Meeting

You may own shares of ASB Bancorp in one or more of the following ways:

•	Directly in your name as the shareholder of record;

•	Indirectly through a broker, bank or other holder of record in “street name”;

•	Indirectly through the Asheville Savings Bank Employee Stock Ownership Plan;

•	Indirectly through the Asheville Savings Bank Retirement Savings Plan; or

•	Indirectly through the ASB Bancorp, Inc. 2012 Equity Incentive Plan.

If your shares are registered directly in your name, you are the holder of record of these shares and we are sending these proxy materials directly to you.  As the holder of record, you have the right to give your proxy directly to us or to vote in person at the meeting.

If you hold your shares in street name, your broker, bank or other holder of record is sending these proxy materials to you.  As the beneficial owner, you have the right to direct your broker, bank or other holder of record how to vote by filling out a voting instruction form that accompanies your proxy materials.  Your broker, bank or other holder of record may allow you to provide voting instructions by telephone or by the Internet.  Please see the instruction form provided by your broker, bank or other holder of record that accompanies this proxy statement.  If you hold your shares in street name, you will need proof of ownership of your shares to be admitted to the meeting.  A recent brokerage statement or a letter from your broker, bank or other nominee are examples of acceptable proof of ownership.  Further, if you want to vote your shares of ASB Bancorp common stock held in street name in person at the meeting, you must obtain a written proxy in your name from the broker, bank or other nominee who is the record holder of your shares.

If you own shares of Company common stock indirectly through the Asheville Savings Bank Employee Stock Ownership Plan (“ESOP”), the Asheville Savings Bank Retirement Savings Plan (“401(k) Plan”), or the ASB Bancorp 2012 Equity Incentive Plan, see “Participants in the ESOP, 401(k) Plan or 2012 Equity Incentive Plan” for voting information.

Quorum and Vote Required

Quorum.  We will have a quorum and will be able to conduct the business of the annual meeting if the holders of a majority of the outstanding shares of common stock entitled to vote are present at the meeting, either in person or by proxy.

Vote Required for Proposals.  At this year’s annual meeting, shareholders will elect four directors to serve for a term of three years and will elect one director to serve for a term of two years.  In voting on the election of directors, you may vote in favor of the nominees, withhold votes as to all nominees, or withhold votes as to specific nominees.  There is no cumulative voting for the election of directors.  Directors must be elected by a plurality of the votes cast at the annual meeting.  This means that the nominees receiving the greatest number of votes will be elected.

In voting on the ratification of the selection of Dixon Hughes Goodman LLP as the Company’s independent registered public accounting firm for the year ending December 31, 2016, you may vote in favor of the proposal, vote against the proposal or abstain from voting.  To ratify the selection of Dixon Hughes Goodman LLP as our independent registered public accounting firm for 2016, the number of shares of common stock voted in favor of the matter must exceed the number of shares of common stock voted against the matter.

In voting on the non-binding resolution to approve the compensation of the Company’s named executive officers as disclosed in this proxy statement, you may vote in favor of the proposal, vote against the proposal or abstain from voting.  To approve, on a non-binding advisory basis, the resolution to approve the compensation of the named executive officers, the number of shares of common stock voted in favor of the matter must exceed the number of shares of common stock voted against the matter.

Routine and Non-Routine Proposals.  Applicable stock exchange rules determine whether proposals presented at shareholder meetings are routine or non-routine.  If a proposal is routine, a broker or other entity holding shares for an owner in street name may vote on the proposal without receiving voting instructions from the owner.  If a proposal is non-routine, the broker or other entity may vote on the proposal only if the owner has provided voting instructions.  A broker non-vote occurs when a broker or other entity is unable to vote on a particular proposal and the broker or other entity has not received voting instructions from the beneficial owner.  The election of directors and the non-binding advisory proposal regarding executive compensation are considered non-routine proposals.  The proposal to ratify the selection of Dixon Hughes Goodman LLP as the Company’s independent registered public accounting firm is considered a routine proposal.  Because the election of directors and the non-binding advisory proposal regarding executive compensation are considered non-routine proposals, it is important that you provide instructions to your broker, bank or other holder of record if your shares are held in street name so that your vote with respect to these proposals is counted. If you do not give your broker or other entity holding your shares voting instructions with respect to these proposals, your holder of record will not vote on these matters.

How We Count Votes.  If you return valid proxy instructions or attend the meeting in person, we will count your shares to determine whether there is quorum, even if you abstain from voting.  Broker non-votes also will be counted to determine the existence of a quorum.

In the election of directors, votes that are withheld and broker non-votes will have no effect on the outcome of the election.

In counting votes on the proposal to ratify the selection of the independent registered public accounting firm, abstentions and broker non-votes will have no effect on the outcome of the proposal.

In counting votes on the proposal to approve the non-binding resolution to approve the compensation of the named executive officers, abstentions and broker non-votes will have no effect on the outcome of the proposal.

Voting by Proxy

The Company’s Board of Directors is sending you this proxy statement to request that you allow your shares of Company common stock to be represented at the annual meeting by the persons named in the enclosed proxy card.  All shares of Company common stock represented at the meeting by properly executed and dated proxies will be voted according to the instructions indicated on the proxy card.  If you sign, date and return a proxy card without giving voting instructions, your shares will be voted as recommended by the Company’s Board of Directors.  The Board of Directors recommends that you vote:

•	“FOR” the election of each of the nominees for director;

•	“FOR” the ratification of the selection of Dixon Hughes Goodman LLP as the Company’s independent registered public accounting firm for the year ending December 31, 2016; and

•	“FOR” the proposal to approve, on a non-binding advisory basis, the compensation paid to the Company’s named executive officers, as disclosed in this proxy statement (“say on pay”).

If any matters not described in this proxy statement are properly presented at the annual meeting, the persons named in the proxy card will use their judgment to determine how to vote your shares.  This includes a motion to adjourn or postpone the annual meeting to solicit additional proxies.  If the annual meeting is postponed or adjourned, your shares of Company common stock may be voted by the persons named in the proxy card on the new meeting date, provided that the new meeting occurs within 30 days of the annual meeting and you have not revoked your proxy.  The Company does not currently know of any other matters to be presented at the meeting.

You may revoke your proxy at any time before the vote is taken at the meeting.  To revoke your proxy, you must (i) advise the Corporate Secretary of the Company in writing before your shares have been voted at the annual meeting, (ii) deliver a later-dated and properly executed proxy, or (iii) attend the meeting and vote your shares in person.  Attendance at the annual meeting will not in itself constitute revocation of your proxy

Participants in the ESOP, 401(k) Plan or 2012 Equity Incentive Plan

If you participate in the ESOP, invest in Company common stock through the ASB Bancorp Stock Fund in the 401(k) Plan, or participate in the ASB Bancorp 2012 Equity Incentive Plan, you will receive a voting instruction form for each plan that reflects all shares you may direct the trustees to vote on your behalf under the plan.  Under the terms of the ESOP, all allocated shares of Company common stock held by the ESOP are voted by the ESOP trustee, as directed by plan participants.  All unallocated shares of Company common stock held by the ESOP and allocated shares for which no timely voting instructions are received are generally voted by the ESOP trustee in the same proportion as shares for which the trustee has received timely voting instructions, subject to the exercise of its fiduciary duties.  Under the terms of the 401(k) Plan, a participant may direct the stock fund trustees of the 401(k) Plan how to vote the shares in the ASB Bancorp Stock Fund credited to his or her account.  The stock fund trustees will vote all shares for which timely voting instructions are not received in the same proportion as shares for which the trustees received voting instructions.  Under the 2012 Equity Incentive Plan, all restricted stock awards are voted by the Equity Incentive Plan Trustee as directed by the award recipients.  All shares of ASB Bancorp, Inc. common stock subject to a restricted stock award for which timely instructions are not provided will be voted by the Equity Incentive Plan Trustee as directed by the Company.  The deadline for returning your voting instruction forms is May 12, 2016.

CORPORATE GOVERNANCE

Director Independence

The Company’s Board of Directors currently consists of eleven members, all of whom are independent under the listing requirements of the NASDAQ Stock Market, Inc., except for Suzanne S. DeFerie, who serves as President and Chief Executive Officer of the Company and the Bank.  In determining the independence of directors, the Board of Directors considered the various deposit, loan and other relationships that each director has with the Bank, including loans and lines of credit made to Directors John B. Gould, Leslie D. Green, Kenneth E. Hornowski and Patricia S. Smith, in addition to the transactions disclosed under “Other Information Relating to Directors and Executive Officers—Transactions with Related Persons” below, but determined in each case that these relationships did not interfere with their exercise of independent judgment in carrying out their responsibilities as a director.

Board Leadership Structure and Board’s Role in Risk Oversight

The Company’s Board of Directors has determined that the separation of the offices of Chairman of the Board and President and Chief Executive Officer of the Company will enhance Board independence and oversight.  Moreover, the separation of the Chairman and the President and Chief Executive Officer will allow the President and Chief Executive Officer to better focus on her growing responsibilities of running the Company, enhancing shareholder value and expanding and strengthening our franchise while allowing the Chairman to lead the Board in its fundamental role of providing advice to and independent oversight of management.  Consistent with this determination, Patricia S. Smith serves as Chairman of the Board of the Company and Suzanne S. DeFerie serves as President and Chief Executive Officer of the Company.  The Board has determined that Ms. Smith is independent under the listing requirements of the NASDAQ Stock Market, Inc.

Risk is inherent with every business, and how well a business manages risk can ultimately determine its success.  We face a number of risks, including credit risk, interest rate risk, liquidity risk, operational risk, strategic risk and reputation risk.  Management is responsible for the day-to-day management of risks the Company faces, while the Board of Directors, as a whole and through its committees, has responsibility for the oversight of risk management.  In its risk oversight role, the Board has the responsibility to satisfy itself that the risk management processes designed and implemented by management are adequate and functioning as designed.  To do this, the Chairman of the Board meets regularly with management to discuss strategy and the risks facing the Company.  Senior management attends Board meetings and is available to address any questions or concerns raised by the Board on risk management and any other matters.  The Chairman of the Board and the independent members of the Board work together to provide strong, independent oversight of the Company’s management and affairs through its standing committees and regular meetings of independent directors.

Corporate Governance Policy

The Board of Directors has adopted a corporate governance policy to govern certain activities, including: the duties and responsibilities of directors; the composition, responsibilities and operations of the Board; the establishment and operation of Board committees; succession planning; convening executive sessions of independent directors; the Board’s interaction with management and third parties; and the evaluation of the performance of the Board and of the President and Chief Executive Officer.

Committees of the Board of Directors

The following table identifies our standing committees of the Board of Directors, their members and the number of meetings held by each committee during 2015.  The Board has determined that all members of each committee are independent in accordance with the listing requirements of the NASDAQ Stock Market, Inc.  Each committee operates under a written charter that is approved by the Board and that governs its composition, responsibilities and operation.  Each committee reviews and reassesses the adequacy of its charter at least annually.  The charters of all three committees are available in the Investor Relations section of our website (http://ir.ashevillesavingsbank.com/govdocs.aspx?iid=4289733).

Director	Audit Committee	Compensation Committee	Nominating and Corporate Governance Committee
John B. Dickson	X*
Suzanne S. DeFerie
John B. Gould	X	X*
Leslie D. Green		X
Kenneth E. Hornowski		X	X*
Stephen P. Miller.		X
Lawrence B. Seidman (1)	X
Alison J. Smith	X
Patricia S. Smith	X	X	X
Wyatt S. Stevens	X		X
Kenneth J. Wrench
Number of Meetings in 2015	5	6	3

* Denotes Chairperson
(1)	Effective March 22, 2016, Mr. Lawrence B. Seidman was appointed by the Board of Directors to serve on the Audit Committee.

Audit Committee.  The Board of Directors has a separately-designated standing Audit Committee established in accordance with the Securities Exchange Act of 1934.  The Audit Committee is responsible for providing oversight relating to our consolidated financial statements and financial reporting process, systems of internal accounting and financial controls, internal audit function, annual independent audit and the compliance and ethics programs established by management and the Board.  The Audit Committee is also responsible for engaging the Company’s independent registered public accounting firm and monitoring its conduct and independence.  The Board has designated John B. Dickson and Alison J. Smith as audit committee financial experts under the rules of the Securities and Exchange Commission.

Compensation Committee.  The Compensation Committee approves the compensation objectives for the Company and the Bank, establishes the compensation for the Company’s and Bank’s senior management and conducts the performance review of the President and Chief Executive Officer.  The Compensation Committee reviews all components of compensation, including salaries, cash incentive plans, long-term incentive plans and various employee benefit matters.  Decisions by the Compensation Committee with respect to the compensation of executive officers are approved by the full Board of Directors.  The Committee also assists the Board in evaluating potential candidates for executive positions.

Nominating and Corporate Governance Committee.  The Nominating and Corporate Governance Committee assists the Board of Directors in:  identifying individuals qualified to become Board members, consistent with criteria approved by the Board; recommending to the Board the director nominees for the next annual meeting; implementing policies and practices relating to corporate governance, including implementation of and monitoring adherence to corporate governance guidelines; leading the Board in its annual review of the Board’s performance; and recommending director nominees for each committee.

Minimum Qualifications for Director Nominees.  The Nominating and Corporate Governance Committee has adopted a set of criteria that it considers when it selects individuals to be nominated for election to the Board of Directors.  A candidate must meet the eligibility requirements set forth in the Company’s Bylaws, including an age limitation and a requirement that the candidate not have been subject to certain criminal or regulatory actions.  A candidate also must meet any qualification requirements set forth in any Board of Directors or committee governing documents.

If a candidate is deemed eligible for election to the Board of Directors, the Nominating and Corporate Governance Committee will then evaluate the following criteria in selecting nominees:

•	contributions to the range of talent, skill and expertise of the Board of Directors;

•	financial, regulatory and business experience, knowledge of the banking and financial service industries, familiarity with the operations of public companies and ability to read and understand financial statements;

•	familiarity with the Company’s market area and participation in and ties to local businesses and local civic, charitable and religious organizations;

•	personal and professional integrity, honesty and reputation;

•	the ability to represent the best interests of the shareholders of the Company and the best interests of the institution;

•	the ability to devote sufficient time and energy to the performance of his or her duties;

•	independence as that term is defined under applicable Securities and Exchange Commission and stock exchange listing criteria; and

•	current equity holdings in the Company.

The Nominating and Corporate Governance Committee also will consider any other factors it deems relevant, including diversity, competition, size of the Board of Directors and regulatory disclosure obligations.

With respect to nominating an existing director for re-election to the Board of Directors, the Nominating and Corporate Governance Committee will consider and review an existing director’s attendance and performance at Board meetings and at meetings of committees on which he or she serves; length of Board service; the experience, skills and contributions that the existing director brings to the Board; and independence.

Director Nomination Process.  The process that the Nominating and Corporate Governance Committee uses to identify and evaluate individuals to be nominated for election to the Board of Directors is as follows.

For purposes of identifying nominees for the Board of Directors, the Nominating and Corporate Governance Committee relies on personal contacts of the committee members and other members of the Board, as well as its knowledge of members of the communities served by the Bank.  The Nominating and Corporate Governance Committee will also consider director candidates recommended by shareholders according to the policy and procedures set forth below.

In evaluating potential nominees, the Nominating and Corporate Governance Committee determines whether the candidate is eligible and qualified for service on the Board of Directors by evaluating the candidate under the criteria set forth above.  If such individual fulfills these criteria, the Nominating and Corporate Governance Committee will conduct a check of the individual’s background and interview the candidate to further assess the qualities of the prospective nominee and the contributions he or she would make to the Board.

Considerations of Recommendations by Shareholders.  The policy of the Nominating and Corporate Governance Committee is to consider director candidates recommended by shareholders who appear to be qualified to serve on the Company’s Board of Directors.  The Nominating and Corporate Governance Committee may choose not to consider an unsolicited recommendation if no vacancy exists on the Board of Directors and the Nominating and Corporate Governance Committee does not perceive a need to increase the size of the Board of Directors.  To avoid the unnecessary use of the Nominating and Corporate Governance Committee’s resources, the Nominating and Corporate Governance Committee will consider only those director candidates recommended in accordance with the procedures set forth below.

Procedures to be Followed by Shareholders.  To submit a recommendation of a director candidate to the Nominating and Corporate Governance Committee, a shareholder should submit the following information in writing within the timeframe set forth in the Company’s Bylaws, addressed to the Chairman of the Nominating and Corporate Governance Committee, care of the Corporate Secretary, at the main office of the Company:

•	The name of the person recommended as a director candidate;

•	All information relating to such person that is required to be disclosed in solicitations of proxies for election of directors pursuant to Regulation 14A under the Securities Exchange Act of 1934;

•	The written consent of the person being recommended as a director candidate to being named in the proxy statement as a nominee and to serving as a director if elected;

•	As to the shareholder making the recommendation, the name and address of such shareholder as they appear on the Company’s books; provided, however, that if the shareholder is not a registered holder of the Company’s common stock, the shareholder should submit his or her name and address along with a current written statement from the record holder of the shares that reflects ownership of the Company’s common stock; and

•	A statement disclosing whether such shareholder is acting with or on behalf of any other person and, if applicable, the identity of such person.

Board and Committee Meetings

During the year ended December 31, 2015, the Board of Directors of the Company held eighteen meetings, and the Board of the Directors of the Bank held eighteen meetings.  No director attended fewer than 75% of the total meetings of the Company’s or the Bank’s Board of Directors and the respective committees on which such director served during 2015.

Director Attendance at the Annual Meeting of Shareholders

The Board of Directors encourages each director to attend the Company’s annual meeting of shareholders and all of the Company’s directors attended the Company’s 2015 Annual Meeting of Shareholders.

Code of Ethics and Business Conduct

The Company has adopted a code of ethics and business conduct which applies to all of the Company’s and the Bank’s directors, officers and employees.  A copy of the code of ethics and business conduct is available to shareholders in the Investor Relations portion of our website (http://ir.ashevillesavingsbank.com/govdocs.aspx?iid=4289733).

REPORT OF THE AUDIT COMMITTEE

The Company’s management is responsible for the Company’s internal controls and financial reporting process.  The Company’s independent registered public accounting firm is responsible for expressing opinions on the conformity of the Company’s financial statements with generally accepted accounting principles and on the Company’s internal control over financial reporting.  The Audit Committee oversees the Company’s internal controls and financial reporting process on behalf of the Board of Directors.

In this context, the Audit Committee has met and held discussions with management and the independent registered public accounting firm.  Management represented to the Audit Committee that the Company’s consolidated financial statements were prepared in accordance with generally accepted accounting principles and the Audit Committee has reviewed and discussed the consolidated financial statements with management and the independent registered public accounting firm.  The Audit Committee discussed with the independent registered public accounting firm matters required to be discussed pursuant to Public Company Accounting Oversight Board Auditing Standard No. 16 “Communication with Audit Committees,” as well as other relevant standards, including the quality, and not just the acceptability, of the accounting principles, the reasonableness of significant judgments and the clarity of the disclosures in the financial statements.

In addition, the Audit Committee has received the written disclosures and the letter from the independent registered public accounting firm required by the applicable requirements of the Public Company Accounting Oversight Board (United States) and has discussed with the independent registered public accounting firm the firm’s independence from the Company and its management.  In concluding that the registered public accounting firm is independent, the Audit Committee considered, among other factors, whether the non-audit services provided by the firm were compatible with its independence.

The Audit Committee discussed with the Company’s independent registered public accounting firm the overall scope and plans for their audit.  The Audit Committee meets with the independent registered public accounting firm, with and without management present, to discuss the results of their examination, their evaluation of the Company’s internal controls, and the overall quality of the Company’s financial reporting.

In performing all of these functions, the Audit Committee acts only in an oversight capacity.  In its oversight role, the Audit Committee relies on the work and assurances of the Company’s management, which has the primary responsibility for financial statements and reports, and of the independent registered public accounting firm who, in its reports, expressed unqualified opinions on the conformity of the Company’s consolidated financial statements to generally accepted accounting principles and on the Company’s internal control over financial reporting.  The Audit Committee’s oversight does not provide it with an independent basis to determine that management has maintained appropriate accounting and financial reporting principles or policies, or appropriate internal controls and procedures designed to assure compliance with accounting standards and applicable laws and regulations.  Furthermore, the Audit Committee’s considerations and discussions with management and the independent registered public accounting firm do not assure that the Company’s consolidated financial statements are presented in accordance with generally accepted accounting principles, that the audit of the Company’s consolidated financial statements has been carried out in accordance with Public Company Accounting Oversight Board auditing standards or that the Company’s independent registered public accounting firm is “independent.”

In reliance on the reviews and discussions referred to above, the Audit Committee has recommended to the Board of Directors, and the Board has approved, that the audited consolidated financial statements be included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2015 for filing with the Securities and Exchange Commission.  The Audit Committee also has approved, subject to shareholder ratification, the selection of the Company’s independent registered public accounting firm for the year ending December 31, 2016.

Audit Committee of the Board of Directors

John B. Dickson, Chairperson
John B. Gould
Alison J. Smith
Patricia S. Smith
Wyatt S. Stevens

DIRECTOR COMPENSATION

The following table provides the compensation received by individuals who served as directors, and who were not also named executive officers, of ASB Bancorp during 2015.

	Fees Earned or Paid in Cash (1)	Stock Awards (2)	Option Awards (2)(3)	All Other Compensation (4)	Total

John B. Dickson	$27,975	$—	$—	$4,262	$32,237
John B. Gould	45,413	—	—	1,995	47,408
Leslie D. Green	26,075	—	—	7,408	33,483
Kenneth E. Hornowski	27,425	—	—	4,744	32,169
Stephen P. Miller	25,850	—	—	7,594	33,444
Alison J. Smith	27,650	—	—	—	27,650
Patricia S. Smith	57,750	—	—	4,199	61,949
Wyatt S. Stevens	26,125	—	—	4,083	30,208

(1)	Includes total compensation earned through Board fees, retainers and committee fees.
(2)	From time to time, the Company has awarded shares of restricted stock and stock options to its directors. No restricted stock awards or stock option awards were granted during 2015. At December 31, 2015, the aggregate number of unvested restricted stock award shares held in trust was 5,400 shares for Mr. Dickson, 6,000 shares for Mr. Gould, 5,400 shares for Ms. Green, 5,400 shares for Dr. Hornowski, 5,400 shares for Dr. Miller, 6,600 shares for Ms. Patricia Smith and 5,400 shares for Mr. Stevens. At December 31, 2015, the aggregate number of unvested stock option awards was 11,400 shares for Mr. Dickson, 12,600 shares for Mr. Gould, 11,400 shares for Ms. Green, 11,400 shares for Dr. Hornowski, 11,400 shares for Dr. Miller, 10,800 shares for Ms. Alison Smith, 13,800 shares for Ms. Patricia Smith and 11,400 shares for Mr. Stevens.
(3)	Reflects the aggregate grant date fair value for outstanding stock option awards granted during the year, computed in accordance with FASB ASC Topic 718. For information on the assumptions used to compute the fair value, see note 11 of the notes to the consolidated financial statements. The actual value, if any, realized from any option will depend on the extent to which the market value of the common stock exceeds the exercise price of the option on the date the option is exercised. Accordingly, the value realized may not be at or near the value estimated above.
(4)	Represents long-term care insurance premium payments.

Director Deferred Compensation Plans

The Bank and the Company maintain two non-qualified deferred compensation plans that provide members of the Board of Directors and certain eligible officers with the opportunity to defer compensation earned for services to the Company and the Bank until separation of service or a fixed date.  The Directors and Officers Deferral Plan allows participants to invest their deferrals in a variety of mutual fund investments and the Stock-Based Deferral Plan invests participant deferrals in Company common stock.  All non-employee directors currently participate in the Directors and Officers Deferral Plan, except for Ms. Alison Smith, Mr. Lawrence Seidman and Mr. Kenneth Wrench. All of our non-employee directors participate in the Stock-Based Deferral Plan, except for Mr. Dickson, Dr. Miller, Ms. Alison Smith, Mr. Seidman and Mr. Wrench.

Cash Retainer and Meeting Fees for Non-Employee Directors

The following table sets forth the applicable retainers and fees that will be paid to our directors for their service on the Board of Directors of the Bank during the year ending December 31, 2016.  Directors do not receive any additional fees for their service on the Board of Directors of the Company.

Annual Retainer for Chairman of the Board	$22,200
Annual Retainer for Vice Chairman of the Board	16,650
Annual Retainer for All Other Board Members	11,100

Board Meeting Fee for Chairman of the Board	1,300
Board Meeting Fee for Vice Chairman of the Board	975
Board Meeting Fee for All Other Board Members	800
Committee Meeting Fee for All Directors	450

STOCK OWNERSHIP

The following table provides information as of March 30, 2016 about the persons, other than directors and executive officers of the Company, known to the Company to be the beneficial owners of more than 5% of the Company’s outstanding common stock.  A person may be considered to beneficially own any shares of common stock over which he or she has, directly or indirectly, sole or shared voting or investment power.

Name and Address	Number of Shares Owned (1)		Percent of Common Stock Outstanding (2)

Asheville Savings Bank, S.S.B. Employee Stock Ownership Plan Trust 11 Church Street Asheville, North Carolina 28801	432,560	(3)	10.9%

RMB Capital Holdings, LLC, et al (4) 115 S. LaSalle Street, 34th Floor Chicago, IL 60603	276,970		6.9%

Lawrence B. Seidman, et al (5) 100 Misty Lane, 1st Floor Parsippany, New Jersey 07054	265,674		6.7%

Wellington Management Group LLP, et al (6) 280 Congress Street Boston, Massachusetts 02210	225,476		5.7%

(1)	Based on Schedule 13G/A or Schedule 13D/A filings submitted to the U.S. Securities and Exchange Commission (“SEC”) on or before March 30, 2016.
(2)	Based on 3,985,475 shares of the Company’s common stock outstanding and entitled to vote as of March 30, 2016.
(3)	As of March 30, 2016, 118,694 shares have been allocated to participants’ ESOP accounts.
(4)	The above information is based on a Schedule 13G/A filed with the SEC on February 1, 2016. The shares include the shares held by the following: RMB Capital Holdings, LLC; RMB Capital Management, LLC; Iron Road Capital Partners, LLC; and RMB Mendon Managers, LLC.
(5)	The above information is based on a Schedule 13D/A filed with the SEC on March 2, 2016. The shares include the shares held by the following: Lawrence B. Seidman; Seidman and Associates, L.L.C.; Seidman Investment Partnership, L.P.; Seidman Investment Partnership II, L.P.; Seidman Investment Partnership III, L.P.; LSBK06-08, L.L.C.; Broad Park Investors, L.L.C.; Chewy Gooey Cookies, L.P.; 2514 Multi-Strategy Fund L.P.; CBPS, LLC; Veteri Place Corporation; and JBRC I, LLC.
(6)	The above information is based on a Schedule 13G/A filed with the SEC on February 11, 2016. The shares include the shares held by the following: Wellington Management Group LLP; Wellington Group Holdings LLP; Wellington Investment Advisors Holdings LLP; and Wellington Management Company LLP.

The following table sets forth information known to the Company with respect to beneficial ownership of the shares of the Company’s common stock by each director or nominee for director of the Company, by the named executive officers and by all directors, nominees for director and executive officers of the Company as a group as of March 30, 2016.  A person may be considered to own any shares of common stock over which he or she has, directly or indirectly, sole or shared voting or investment power.  Unless otherwise indicated, to the Company’s knowledge each of the named individuals has sole voting and investment power with respect to the shares shown and none of the named individuals has pledged his or her shares.  Unless otherwise indicated, the mailing address for each beneficial owner is care of ASB Bancorp, Inc., 11 Church Street, Asheville, North Carolina 28801.

Name	Number of Shares Owned (1)(2)(3)(4)		Percentage of Common Stock Outstanding
Directors:
John B. Dickson	19,000	(5)	*
Suzanne S. DeFerie	79,003	(6)	2.0%
John B. Gould	35,002	(7)	*
Leslie D. Green	23,354	(8)	*
Kenneth E. Hornowski	19,450		*
Stephen P. Miller	27,500	(9)	*
Lawrence B. Seidman	265,674		6.7%
Alison J. Smith	16,442		*
Patricia S. Smith	36,191		*
Wyatt S. Stevens	13,757		*
Kenneth J. Wrench	300		*

Executive Officers who are not Directors:
Kirby A. Tyndall	34,669		*
David A. Kozak	27,489		*
Vikki D. Bailey	13,604		*

All Directors and Executive Officers as a Group (14 persons)	611,435		15.3%

*	Represents less than 1.0% of the 3,985,475 common shares outstanding as of the March 30, 2016 record date.
(1)	Includes shares held under the Asheville Savings Bank Retirement Savings Plan as follows: Ms. DeFerie — 29,959 shares; Mr. Kozak — 3,275 shares; and Ms. Bailey — 165 shares.
(2)
Includes shares allocated under the Bank’s Employee Stock Ownership Plan as follows:  Ms. DeFerie — 3,548 shares; Mr. Tyndall — 2,649 shares; Mr. Kozak — 2,674 shares; and Ms. Bailey — 1,916 shares.  The December 31, 2015 ESOP allocations were not completed as of the
March 30, 2016 record date.

(3)	Includes shares allocated under the Company’s stock-based deferral plan as follows: Mr. Gould— 8,860 shares; Ms. Green — 7,500 shares; Dr. Hornowski — 10,450 shares; Ms. Patricia Smith — 2,241 shares; and Mr. Stevens — 5,167 shares.
(4)	Includes unvested shares of restricted stock held under the Company’s 2012 Equity Incentive Plan as follows: Mr. Dickson — 3,600 shares; Ms. DeFerie — 20,553 shares; Mr. Gould — 4,000 shares; Ms. Green — 3,600 shares; Dr. Hornowski — 3,600 shares; Dr. Miller — 3,600 shares; Ms. Patricia Smith — 4,400 shares; Mr. Stevens — 3,600 shares; Mr. Tyndall — 10,400 shares; Mr. Kozak — 10,400 shares; and Ms. Bailey — 6,000 shares.
(5)	Includes 5,000 shares held by Mr. Dickson’s spouse.
(6)	Includes 5,000 shares held by Ms. DeFerie’s spouse.
(7)	Includes 1,598 shares held by Mr. Gould’s spouse’s individual retirement account.
(8)	Includes 6,854 shares held by Ms. Green’s spouse.
(9)	Includes 17,500 shares held in trust by Dr. Miller’s spouse.

ITEMS OF BUSINESS TO BE VOTED ON BY SHAREHOLDERS

Item 1 — Election of Directors

The Company’s Board of Directors consists of eleven members.  The Board is divided into three classes with three-year staggered terms, with approximately one-third of the directors elected each year.  Four directors will be elected at the annual meeting to serve for a three-year term or until their respective successors have been elected and qualified.  These nominees are Suzanne S. DeFerie, Leslie D. Green, Lawrence B. Seidman and Wyatt S. Stevens.  One director will be elected at the annual meeting to serve for a two-year term or until his respective successor has been elected and qualified. This nominee is Kenneth J. Wrench. All of the nominees are currently directors of the Company and the Bank.

Unless you indicate on the proxy card that your shares should not be voted for certain nominees, the Board of Directors intends that the proxies solicited by it will be voted for the election of each of the Board’s nominees.  If any nominee is unable to serve, the persons named in the proxy card would vote your shares to approve the election of any substitute proposed by the Board of Directors.  At this time, we know of no reason why either nominee might be unable to serve.

The Board of Directors recommends that shareholders vote “FOR” the election of all of the nominees.

Information regarding the directors is provided below.  Unless otherwise stated, each person has held his or her current occupation for the last five years.  Ages presented are as of December 31, 2015.  The starting year of service as director relates to service on the Board of Directors of the Bank.

Board Nominees for Terms Ending in 2019

Suzanne S. DeFerie has served as President and Chief Executive Officer of the Bank since January 2008 and has served as President and Chief Executive Officer of the Company since its formation in May 2011. Prior to that, Ms. DeFerie was Executive Vice President and Chief Financial Officer of the Bank from October 1991 to December 2007.  Age 58.  Director since 2008.

Ms. DeFerie’s extensive experience in the local banking industry and involvement in business and civic organizations in the communities in which the Bank serves, in addition to serving on the Board of the Federal Home Loan Bank of Atlanta and the Community Depository Institutions Advisory Council of the Federal Reserve Bank of Richmond, afford the Board of Directors with valuable insight regarding the business and operations of the Company and the Bank. Ms. DeFerie’s knowledge of all aspects of the Company’s and the Bank’s business and history, combined with her success and strategic vision, support her service as our President and Chief Executive Officer.

Leslie D. Green is a community volunteer.  Age 57.  Director since 1998.

As a result of her extensive contributions to community organizations such as the Mission Hospital Ambassador Program, Leadership Asheville and the Asheville Junior League, Ms. Green provides the Board of Directors with numerous opportunities to continue to serve the local community.

Lawrence B. Seidman has served as Manager of Seidman and Associates, LLC and related investment groups of Parsippany, New Jersey whose principal business includes investments in financial institutions since 1994. Mr. Seidman also has served as a director for Stonegate Bank since 2009. He formerly served on the board of Center Bancorp, Inc. from 2007 to 2014 and Naugatuck Valley Financial Corporation from 2014 to January 2016. Age 68.  Director since February 2016.

A former attorney for the U.S. Securities and Exchange Commission, Mr. Seidman has significant experience in bank valuations, strategic planning and all aspects of bank financial reporting.

Wyatt S. Stevens is an attorney and shareholder with the law firm of Roberts & Stevens, P.A.  Age 46.  Director since 2004.

As a practicing attorney, Mr. Stevens effectively provides the Board of Directors with important knowledge and insight necessary to assess the legal issues inherent to the business of the Company and the Bank.  Mr. Stevens also serves in extensive leadership roles in community organizations.

Board Nominee for Term Ending in 2018

Kenneth J. Wrench has served as owner/partner of Augusta Homes, managing partner of Screen Porch, LLC and owner/partner of Augusta Realty, all of Cornelius, North Carolina since 1997. He also served as a director of Aquesta Bank of Cornelius, North Carolina from 2005 to 2014. Age 53. Director since February 2016.

Mr. Wrench has significant experience in residential and commercial real estate lending gained through his service on the Loan Committee of the board of directors of Aquesta Bank.

Directors Continuing in Office

The following directors have terms ending in 2017:

Stephen P. Miller, PhD has served as President of GenSpan, Inc., a consulting company specializing in succession planning, leadership development, and strategy for mid-market privately held firms, since 2011.  Dr. Miller is an adjunct professor at the University of North Carolina at Chapel Hill.  He served as Executive Vice President of The Biltmore Company, a privately owned National Historic Landmark and leading tourist destination in Western North Carolina, from 1977 until his retirement in 2012.  Age 61.  Director since 1999.

Dr. Miller’s professional and academic expertise provides the Board of Directors with valuable insight on the business and consumer environment.  His strong ties to the community, through his former work with The Biltmore Company, allow his strong advocacy of the Company and the Bank.

Alison J. Smith has served as President of Smith Capital Inc., a financial advisory and investment banking firm in Charlotte, North Carolina, since 1995.  Ms. Smith served as director of Yadkin Valley Financial Corporation from 2009 until 2014 and American Community Bancshares, Inc. from 2000 until 2009.  Age 61. Director since September 2014.

Ms. Smith previously chaired Audit and Nominating Committees and was a member of the Asset/Liability, Executive, Capital and Compensation committees for the companies she served as director.  Her substantial experience advising, evaluating and structuring bank acquisitions, valuing bank securities and writing bank strategic plans provides extensive financial and overall business knowledge for the Board of Directors of the Company and the Bank.

Patricia S. Smith serves as Chairman of the Company’s and the Bank’s Board of Directors and is the retired President and Executive Director of the Community Foundation of Western North Carolina, a

nonprofit organization that promotes philanthropy in western North Carolina.  Age 69.  Director since 1996.

Ms. Smith’s strong ties to the community, through her former role as President and Executive Director of the Community Foundation of Western North Carolina, provide the Board of Directors with opportunities to continue to serve the local community.  She also is a strong advocate of the Company and the Bank through her current involvement with local civic and community organizations.

The following directors have terms ending in 2018:

John B. Dickson served as President and Chief Executive Officer of the Bank from 1990 until his retirement in December 2007.  Age 71.  Director since 1990.

Mr. Dickson’s extensive knowledge of the Bank’s operations, along with his former experience in the local banking industry and involvement in business and civic organizations in the communities that we serve, affords the Board of Directors with valuable insight regarding the business and operations of the Company and the Bank.

John B. Gould  is Vice Chairman of the Company’s and Bank’s Board of Directors and has served as the President and Chief Executive Officer of Cason Companies, Inc., a petroleum and building supplies company, since 1976. In addition, Mr. Gould has been the managing member of Gould Properties, LLC, a real estate leasing company, since 2008.  Age 62.  Director since 1997.

Mr. Gould’s background offers the Board of Directors substantial small company management experience, specifically within the region in which the Bank conducts its business, and provides the Board of Directors with valuable insight regarding the local business and consumer environment. In addition, Mr. Gould’s background provides the Board with critical experience in certain real estate matters, which are essential to the business of the Bank.

Dr.  Kenneth E. Hornowski  is a retired local dentist and has served as an adjunct professor of dentistry at the University of North Carolina at Chapel Hill since 2001.  Age 64.  Director since 1998.

Dr. Hornowski’s strong ties to the community, through his former dental practice and his academic contributions to the University of North Carolina at Chapel Hill, provide the Board of Directors with opportunities to continue to serve the local community.

Item 2 — Ratification of the Independent Registered Public Accounting Firm

The Audit Committee of the Board of Directors has selected Dixon Hughes Goodman LLP to be the Company’s independent registered public accounting firm for 2016, subject to ratification by shareholders.  A representative of Dixon Hughes Goodman LLP is expected to be present at the annual meeting to respond to appropriate questions from shareholders and will have the opportunity to make a statement should he or she desire to do so.

If the ratification of the selection of the independent registered public accounting firm is not approved by the shareholders, the Audit Committee of the Board of Directors will consider other independent registered public accounting firms.

The Board of Directors recommends that shareholders vote “FOR” the ratification of the selection of the independent registered public accounting firm for the year ending December 31, 2016.

Audit Fees.  The following table sets forth the fees paid by the Company and the Bank to Dixon Hughes Goodman LLP for the years ended December 31, 2015 and 2014.

	2015	2014
Audit fees (1)	$141,200	$148,650
Audit related fees (2)	45,873	23,300
Tax fees (3)	16,800	15,000
All other fees	—	—

(1)	Includes fees for the audit of the consolidated financial statements, accounting research related to the audit, and review of the interim financial information contained in the Company’s Quarterly Reports on Form 10-Q and the Company’s and Bank’s other regulatory reports.
(2)	Includes fees for the audits of employee benefit plans.
(3)	Includes fees for tax compliance services, including preparation of federal and state income tax returns and tax payment and planning advice.

Policy on Audit Committee Pre-Approval of Audit and Permissible Non-Audit Services of the Independent Registered Public Accounting Firm.  The Company’s Audit Committee has adopted a policy for approval of audit and permitted non-audit services by the Company’s independent registered public accounting firm.  The Audit Committee will consider annually and approve the provision of audit services by the independent registered public accounting firm and, if appropriate, approve the provision of certain defined audit and non-audit services.  The Audit Committee also will consider on a case-by-case basis and, if appropriate, approve specific engagements.

Any proposed specific engagement may be presented to the Audit Committee for consideration at its next regular meeting or, if earlier consideration is required, to the Audit Committee or one or more of its members.  The member or members to whom such authority is delegated shall report any specific approval of services at its next regular meeting.  The Audit Committee will regularly review summary reports detailing all services being provided to the Company by its independent registered public accounting firm.  During the year ended December 31, 2015, the audit related fees, tax fees and all other fees set forth above were approved by the Audit Committee.

Item 3 — Advisory Vote on the Approval of Compensation of the Named Executive Officers

The Dodd-Frank Wall Street Reform and Consumer Protection Act (the “Dodd-Frank Act”) requires, among other things, that the Company permit a non-binding advisory vote on the compensation of its named executive officers, as described in the tabular disclosure regarding named executive officer compensation and the accompanying narrative disclosure in this proxy statement.

We believe that our executive compensation policies and procedures are strongly aligned with the long-term interests of our shareholders. We also believe that levels of compensation received by our senior executive officers are fair, reasonable and within the ranges of compensation paid by comparable financial institutions to similarly situated executives.

This proposal, commonly known as a “say-on-pay” proposal, gives the Company’s shareholders the opportunity to endorse or not endorse the Company’s executive compensation program and policies through the following resolution:

“Resolved, that the Company’s shareholders approve the compensation paid to the Company’s named executive officers, as described in the Compensation Discussion and Analysis and compensation tables and narrative disclosure in this proxy statement.”

We urge shareholders to read the “Compensation Discussion and Analysis” and the related narrative and tabular disclosure that follow it.  The “Compensation Discussion and Analysis” provides detailed information regarding our executive compensation program, policy and processes, as well as the compensation of our named executive officers.

Because the vote is advisory, it will not be binding upon the Company or its Board of Directors or Compensation Committee. However, the Compensation Committee will take into account the outcome of the vote when considering future executive compensation arrangements.

The Board of Directors recommends that shareholders vote “FOR” approval of the compensation of the named executive officers as described in the “Compensation Discussion and Analysis” and compensation tables and narrative disclosure in this proxy statement.

COMPENSATION DISCUSSION AND ANALYSIS

The following discussion provides a description of our decision making process and philosophy for compensating our named executive officers in 2015.  This discussion also describes the material components of our 2015 compensation program.  This discussion should be read together with the compensation tables for our named executive officers located in the “Executive Compensation” section of this proxy statement.

Our 2015 named executive officers were:

Suzanne S. DeFerie, President and Chief Executive Officer
Kirby A. Tyndall, Executive Vice President and Chief Financial Officer
David A. Kozak, Executive Vice President and Chief Credit Officer
Vikki D. Bailey, Executive Vice President and Chief Retail Officer

Below is information regarding our non-director named executive officers.  Ages presented are as of December 31, 2015.

Kirby A. Tyndall has served as Executive Vice President and Chief Financial Officer of Asheville Savings Bank since September 2010.  Mr. Tyndall was Vice President and Finance Special Projects Coordinator at Asheville Savings Bank from November 2009 to September 2010. Age 60.

David A. Kozak has served as Executive Vice President and Chief Credit Officer of Asheville Savings Bank since December 2014.  Mr. Kozak was Executive Vice President and Senior Lending Officer of Asheville Savings Bank from April 2008 to July 2010 and served as Executive Vice President and Chief Lending Officer from August 2010 to December 2014. Age 55.

Vikki D. Bailey has served as Executive Vice President and Chief Retail Officer of Asheville Savings Bank since December 2012.  Ms. Bailey was Senior Vice President and Regional Manager at Asheville Savings Bank from September 2011 to December 2012.  Prior to September 2011, Ms. Bailey served in various capacities since she joined Asheville Savings Bank in 1976. Age 57.

Executive Summary

It is the intent of the Compensation Committee to provide our named executive officers with a total compensation package that is market competitive, promotes the achievement of our strategic objectives and is aligned with operating and other performance metrics to support long-term shareholder value.  In addition to providing our named executive officers with competitive benefits, we also encourage stock ownership.

Consistent with the terms of its charter, the Compensation Committee reviews our executive compensation program annually to ensure that the program incorporates features that mitigate potential for risk taking.

Key Business Results.  In 2015, the Company successfully pursued many important goals that contributed to strengthening the balance sheet and growing value for shareholders.

Key business results include:

•	Net income increased to $3.6 million, or $0.89 per diluted common share, for the year ended December 31, 2015 from $2.5 million, or $0.59 per diluted common share, for the year ended December 31, 2014.

•	Asset quality improved as nonperforming assets declined 28.8% to $8.2 million, or 1.05% of total assets, at December 31, 2015, compared to $11.5 million, or 1.51% of total assets, at December 31, 2014.

•	The Bank had strong loan growth reflected by $296.1 million in new loan originations, including $123.2 million in commercial loans, as the Bank capitalized on growth opportunities in the markets it serves.

•	Core deposits grew to $495.6 million at December 31, 2015 compared to $449.3 million at December 31, 2014. Core deposits are total deposits excluding time deposits.

Compensation Highlights.  In light of the Company’s financial performance in 2015, the Company’s pay for performance philosophy and management’s contribution to the achievement of our strategic initiatives, the Compensation Committee took the following actions with respect to the compensation programs for our named executive officers:

•	Payments under Our Short-Term Cash-Based Incentive Compensation Plan. As a result of the Company’s improved financial performance, our named executive officers earned higher cash incentives under our 2015 Management Incentive Plan. Actual payouts of 74.7% of target were made. See “Short-Term Incentive Compensation Benefits” for information on the 2015 performance measures and payments made to our named executive officers.

•
Use of Equity Awards.  Following the adoption of our 2012 Equity Incentive Plan, the Company granted our named executive officers stock options and restricted stock awards. The stock option grants and restricted stock awards vest over a five year period.  See “Long-Term Incentive Compensation” for the terms and conditions of the equity awards granted to our named executive officers. There were no equity awards granted to our named executive officers in 2015.

•	Employment Agreement Renewals. The Compensation Committee recommended and the Board of Directors approved the extension of the term of Ms. DeFerie’s employment agreement through December 31, 2018, and the extension of the term of the employment agreements for the other named executive officers through December 31, 2017.

Summary of Compensation Practices in 2015.  Our named executive officers’ 2015 compensation package consisted primarily of the following components (in addition to general health and welfare arrangements in which all of our full-time employees participate).

Annual Compensation Component	Key Features	Purpose	Summary of 2015 Actions
Base Compensation	Salary adjustments are considered on an annual basis in consideration of market movement.	Provides a fixed amount of cash compensation for our named executive officers.	The Compensation Committee elected in December 2014 to approve merit-based increases to base compensation for 2015.
Short-Term Cash-Based Incentive Compensation
Provides for annual payouts upon the attainment of performance goals that measure the Company’s growth and profitability.

The Compensation Committee, in its sole discretion, has the right to elect not to pay awards or to pro-rate awards under certain circumstances.
		Motivate and reward the achievement of Company performance goals. Reinforces Company’s pay-for-performance philosophy.	The Compensation Committee authorized payouts to all of our named executive officers under the 2015 Management Incentive Plan.
Long-Term Equity-Based Incentive Compensation	Compensation Committee and/or the Board may grant stock options and restricted stock to eligible participants subject to time or performance based vesting.	Equity awards support our growth strategy, link our named executive officers’ compensation and our stock price and serve as a retention tool.
There were no equity awards granted to our named executive officers in 2015.

In February 2013, our named executive officers each received a stock option and restricted stock award subject to a five year vesting period, which may be accelerated under certain circumstances set forth in the Company’s equity plan.

Retirement Arrangements (Tax-Qualified and Non- Qualified)
The plans provide participants with the opportunity to earn retirement income. The 401(k) Plan and the non-qualified defined contribution deferred compensation plans provide executives with the opportunity to defer income and invest the deferrals in Company Stock or other investments.  The ESOP and the defined benefit Pension Plan (frozen plan) provide participants with a retirement benefit at no cost to the participants. The Supplemental Non-Qualified Defined Benefit Plan provides a makeup benefit for benefits lost under the Pension Plan due to Internal Revenue Code limitations on compensation.

Our retirement arrangements provide those individuals participating in the arrangements with financial security upon retirement and are a key tool in attracting and retaining talent.

All of our named executive officers are eligible to participate in the ESOP and 401(k) Plans.

Our Chief Executive Officer is the only named executive officer participating in the Supplemental Non-Qualified Defined Benefit Plan.

Our named executive officers who participate in the 401(k) Plan continued to defer income in 2015.  In addition, all of our named executive officers received an allocation under our ESOP in 2015.

The Board took action in March 2013 to freeze accruals under the Qualified and Non-Qualified Pension Plans.  In addition, the Qualified and Non-Qualified Pension Plans froze new participation in 2009.

Health and Welfare Arrangements
In addition to the medical benefits provided to all of our eligible employees, our named executive officers also receive a long-term disability income replacement benefit equal to 75% of their compensation in the event their employment is terminated due to disability.  All other eligible employees receive a 60% income replacement benefit.

In addition, Messrs. Tyndall and Kozak, and Ms. DeFerie have long-term care insurance paid by the Bank. Ms. Bailey is not eligible for long-term care insurance due to the plan being frozen to new participants prior to her appointment as executive officer.
		These arrangements help the Company attract and retain management talent and are common in the banking industry.	No changes were made to these arrangements in 2015.

Compensation Philosophy

Our compensation philosophy starts from the premise that our success depends, in large part, on the dedication and commitment of the people we place in key operating positions to drive our business strategy.  We strive to satisfy the demands of our business model by providing our management team with incentives tied to the successful implementation of our business objectives.  However, we recognize that we operate in a competitive environment for talent.  Therefore, our approach to compensation considers the full range of compensation techniques that enable us to compare favorably with our peers as we seek to attract and retain key personnel.

We base our compensation decisions on the following principles:

•	Meeting the Demands of the Market – Our goal is to compensate our employees at competitive levels that position us as the employer of choice among our peers who provide similar financial services in the markets we serve.

•	Driving Performance – We structure our short-term and long-term incentive compensation plans around the attainment of corporate performance goals that return positive results to our bottom line.

•	Reflecting Our Business Philosophy – Our approach to compensation reflects our values and the way we do business in the communities we serve.

•	Aligning with Shareholders – With the adoption of our 2012 Equity Incentive Plan, we use equity compensation as a key component of our compensation mix to develop a culture of ownership among our key personnel and to align their individual financial interest with the interests of our shareholders.

Role of Compensation Committee

Our Compensation Committee has been charged with the responsibility for establishing, implementing and monitoring adherence to our compensation philosophy and assuring the named executive officers are effectively compensated in a manner which is internally equitable and externally competitive.  The Compensation Committee may engage the services of compensation consultants from time to time. The Compensation Committee did not engage a compensation consultant for determining the 2015 compensation for the named executive officers, but did engage an external advisor for reviewing the 2016 compensation.

The Compensation Committee reviews all of the elements of compensation for our named executive officers annually to ensure that the mix of benefits accurately reflects our compensation philosophy.  The Compensation Committee operates under a written charter that establishes its responsibilities.  The Compensation Committee reviews the charter annually to ensure that the scope of the charter is consistent with the Compensation Committee’s role.  A copy of our Compensation Committee Charter can be found on our web site (http://ir.ashevillesavingsbank.com/govdocs.aspx?iid=4289733).

Role of Management

Our Chief Executive Officer and Human Resources Manager develop recommendations, in consultation with external advisors, regarding the appropriate mix and level of compensation that should be provided to our named executive officers and directors.  During 2015, external advisor,

ChaseCompGroup, LLC, provided the Compensation Committee with compensation information gathered from the peer group shown below that allowed the Committee to view our executive compensation program in light of the compensation programs provided by our peers.

The Chief Executive Officer develops recommendations for the other named executive officers and the Compensation Committee, with Board approval, determines our Chief Executive Officer’s compensation package.  The management recommendations consider the objectives of our compensation philosophy and the range of compensation programs authorized by the Compensation Committee.  The Chief Executive Officer meets with the Compensation Committee to discuss the recommendations and also reviews with the Committee her recommendations concerning the compensation of our named executive officers.  Our Chief Executive Officer does not participate in Committee discussions relating to her compensation.

Peer Group

In 2015, for purposes of benchmarking our total compensation to our peers, ChaseCompGroup, LLC developed a peer group consisting of twenty publicly traded banks with asset sizes ranging between $400 million and $1.4 billion as of December 31, 2014, as reported by SNL, located in medium-sized metropolitan areas (as well as non-coastal regions) in North Carolina, South Carolina, Virginia, and eastern Tennessee, positioning us at approximately the 36th percentile of our peer group.  The compensation data and financial performance results for the institutions noted below were obtained through a variety of sources including publicly disclosed information, North Carolina Bankers Association annual compensation review, American Bankers Association compensation survey and salary information provided from the Bank Administration Institute.

The custom peer group was refined, as some of the previous peers had been acquired or were in the process of merging with another organization.  The final group consists of twenty publicly traded banks, thirteen of which were included in our previous 2014 study.

American National Bankshares, Inc.	Four Oaks Fincorp, Inc.
Avenue Financial Holdings *	New Peoples Bankshares, Inc.
Carolina Bank Holdings, Inc.	Peoples Bancorp of North Carolina, Inc.
Community Bankers Trust Corporation *	Security Federal Corporation *
F & M Bank Corp. *	Select Bancorp, Inc.
First Capital Bancorp, Inc.	Southern First Bancshares, Inc.
First Community Corporation	Uwharrie Capital Corp.
First Farmers and Merchants Corporation	Village Bank and Trust Financial Corp. *
First Security Group, Inc.	Virginia National Bankshares Corporation *
First South Bancorp, Inc.	Xenith Bankshares, Inc. *

* Added to peer group in 2015.

The Compensation Committee reviews the peer group on an annual basis with our Human Resources Manager to ensure it continues to reflect the Company’s asset size and excludes institutions that have been acquired.  Periodically, the Compensation Committee retains the services of an independent compensation consulting firm to conduct an executive compensation review for the named executive officers and engaged ChaseCompGroup, LLC during 2015 to review 2015 executive compensation in order to provide advice regarding the 2016 executive compensation for the named executive officers.

Elements Used to Implement Our Compensation Objectives

We believe that we can meet the objectives of our compensation philosophy by achieving a balance among base salary, short-term incentives and long-term incentives, retirement benefits and health and welfare arrangements that is competitive with our industry peers and creates appropriate incentives for our named executive officers.

Base Salary

Our Compensation Committee sets base salaries for our named executive officers based primarily on:

•	each individual officer’s performance and contribution to our Company;

•	the Bank’s financial performance for the prior year; and

•	base salaries paid to executive officers at comparable companies.

For 2015, the Committee’s information on base salaries at comparable companies comes from a variety of sources including, but not limited to, an analysis prepared by the Bank’s Human Resources Manager.  See “Peer Group” for information on the peer financial institutions that were used by the Compensation Committee to benchmark base salaries.

See “Executive Compensation — Summary Compensation Table” for the base salaries paid to our named executive officers in 2015.

Short-Term Incentive Compensation Benefits

Management Incentive Plan (“MIP”). The MIP is intended to provide participants with an incentive to enhance the profitability of the Bank within the constraints of safe, sound banking practices by providing participants with a cash payment if the Bank attains certain corporate performance goals during the performance period.  The performance period runs from January 1st through December 31st. The Chief Executive Officer of the Bank administers the MIP with the consent and approval of the Board of Directors and the Compensation Committee.

Under the MIP, each named executive officer is given a minimum, target and maximum incentive opportunity which can be reached upon the attainment of certain performance goals.  The incentive opportunities are based on a percentage of base salary.  The plan called for the following incentive opportunities for each named executive officer for 2015:  Ms. DeFerie – minimum 16.9%; target 33.8%; maximum 50.7%; Messrs. Tyndall and Kozak and Ms. Bailey – minimum 13.2%; target 26.3%; maximum 39.5%.  At the beginning of the 2013 performance period, the Compensation Committee, upon the recommendation of management as an expense reduction initiative, elected to reduce the incentive award opportunity for all participants by 50% for the 2013 and 2014 performance periods.  For the 2015 performance period, 25% of the incentive award opportunity was reinstated. See the table under “Short-Term Incentive Compensation Benefits — 2015Management Incentive Plan Awards” for incentives earned in 2015.

The 2015 MIP goals were established by the Compensation Committee and measured based on: (i) corporate net income, (ii) asset quality, (iii) ending loan balances, and (iv) average core deposit balances. Each goal was given a specific weighting with the highest weighting assigned to corporate net income (50%).

To be eligible to receive an MIP payout, plan participants must be employed by the Bank on the last day of the plan year. However, the Compensation Committee, in its sole discretion, may pay awards on a pro rata basis if the named executive officers are not employed as of the payment date due to retirement or disability. Before MIP awards are distributed, our Board of Directors, or its designated committee, must approve the awards and confirm that all of the corporate goals, as set forth in the tables below, have been satisfied.

2015 Management Incentive Plan Awards

The following tables set forth the performance measures and the weight given to each measure for each named executive officer.  The tables also illustrate the threshold, target and maximum levels of incentive compensation each named executive was eligible to earn upon the achievement of each of the noted goals.  The Board of Directors can also exercise negative discretion and make no payments under the MIP despite the satisfaction of the noted performance goals.  All of the named executive officers participated in the 2015 MIP.  See “Executive Compensation — Summary Compensation Table” for details on MIP awards earned in 2015.

Suzanne S. DeFerie, President and Chief Executive Officer		Payment Range as a Percentage of Base Salary			2015	Bank Performance Goals ($ in thousands)
Bank Objective:	Weight	Minimum (16.9%)	Target (33.8%)	Maximum (50.7%)	Actual Payout	Minimum	Target	Maximum
Net income before incentive	50%	$27,885	$55,770	$83,655	$56,616	$3,780	$4,333	$5,718
Asset quality	10%	5,577	11,154	16,731	14,873	1.953%	1.627%	1.302%
Ending loan balances	30%	16,731	33,462	50,193	—	$545,078	$561,025	$600,890
Average core deposit balances	10%	5,577	11,154	16,731	11,826	458,924	467,437	488,721
Totals	100%	$55,770	$111,540	$167,310	$83,315

Kirby A. Tyndall, Executive Vice President and Chief Financial Officer		Payment Range as a Percentage of Base Salary			2015	Bank Performance Goals ($ in thousands)
Bank Objective:	Weight	Minimum (13.2%)	Target (26.3%)	Maximum (39.5%)	Actual Payout	Minimum	Target	Maximum
Net income before incentive	50%	$12,210	$24,328	$36,538	$24,698	$3,780	$4,333	$5,718
Asset quality	10%	2,442	4,866	7,308	6,494	1.953%	1.627%	1.302%
Ending loan balances	30%	7,326	14,597	21,923	—	$545,078	$561,025	$600,890
Average core deposit balances	10%	2,442	4,866	7,308	5,160	458,924	467,437	488,721
Totals	100%	$24,420	$48,657	$73,077	$36,352

David A. Kozak, Executive Vice President and Chief Credit Officer		Payment Range as a Percentage of Base Salary			2015	Bank Performance Goals ($ in thousands)
Bank Objective:	Weight	Minimum (13.2%)	Target (26.3%)	Maximum (39.5%)	Actual Payout	Minimum	Target	Maximum
Net income before incentive	50%	$11,880	$23,670	$35,550	$24,030	$3,780	$4,333	$5,718
Asset quality	10%	2,376	4,734	7,110	6,319	1.953%	1.627%	1.302%
Ending loan balances	30%	7,128	14,202	21,330	—	$545,078	$561,025	$600,890
Average core deposit balances	10%	2,376	4,734	7,110	5,020	458,924	467,437	488,721
Totals	100%	$23,760	$47,340	$71,100	$35,369

Vikki D. Bailey, Executive Vice President and Chief Retail Officer		Payment Range as a Percentage of Base Salary			2015	Bank Performance Goals ($ in thousands)
Bank Objective:	Weight	Minimum (13.2%)	Target (26.3%)	Maximum (39.5%)	Actual Payout	Minimum	Target	Maximum
Net income before incentive	50%	$10,230	$20,383	$30,613	$20,693	$3,780	$4,333	$5,718
Asset quality	10%	2,046	4,076	6,122	5,441	1.953%	1.627%	1.302%
Ending loan balances	30%	6,138	12,230	18,368	—	$545,078	$561,025	$600,890
Average core deposit balances	10%	2,046	4,076	6,122	4,323	458,924	467,437	488,721
Totals	100%	$20,460	$40,765	$61,225	$30,457

Health and Welfare Plans

Our health and welfare benefit plans are open to all full-time employees.  Generally, under each plan, our named executive officers receive either the same benefit as all other salaried employees or a benefit that is exactly proportional, as a percentage of salary, to the benefits that others receive.  In addition, the Bank also provides a long-term disability income replacement benefit to all employees equal to 60% of base salary.  Our named executive officers are entitled to an additional 15% which results in providing our officers with a 75% income replacement benefit in the event of a disability.  A Bank-paid long-term care insurance policy is provided to Ms. DeFerie and Messrs. Tyndall and Kozak. Ms. Bailey is not eligible for long-term care insurance due to the plan being frozen to new participants prior to her appointment as executive officer.

Retirement Plans

401(k) Plan.  Participation in our tax-qualified 401(k) plan is available to all of our employees who meet minimum eligibility requirements.  This plan allows our employees to save money for retirement in a tax-advantaged manner.  The Bank matches 100% of the first 3% a participant defers into the plan and 50% of the next 2%.  All of the named executive officers elected to participate in the 401(k) plan.

Employee Stock Ownership Plan (ESOP).  Participation in our tax qualified ESOP is available to all of our employees over the age of 21 with at least one year of service and 1,000 hours of service per year.  The plan provides our employees with the opportunity to accumulate a retirement benefit in our common stock at no cost to the employees.  All of the named executive officers participate in the ESOP.

Defined Benefit Plan.  Participants in the Bank’s defined benefit pension plan receive retirement benefits based on a participant’s years of service and average compensation over all years of service with the Bank.  Participants are 100% vested in their pension plan benefits after five years of service.  The pension plan was frozen to new participation effective December 31, 2009 and the plan’s benefit accruals for future services were frozen effective March 31, 2013.  The decision to freeze the pension plan for eligibility and future accruals was based on an analysis of the total costs associated with the Bank’s retirement program, including the implementation of the ESOP in connection with the Bank’s mutual to stock conversion.  All of the named executive officers participate in the defined benefit pension plan except for Mr. Tyndall, who began employment with the Bank after the plan was frozen to new participants.

Non-Qualified Defined Benefit Pension Plan.  Our non-qualified defined benefit pension plan (the “Excess Plan”) is intended to provide supplemental retirement benefits to a select group of management or highly compensated employees. Participants are entitled to an accrued benefit under the Excess Plan equal to the difference between the accrued benefit under our tax-qualified defined benefit pension plan without regard to the limits imposed by Sections 401(a)(17) and 415 of the Internal Revenue Code on compensation and the actual accrued benefit under the defined benefit pension plan.  Participants vest in their Excess Plan benefit in accordance with the vesting schedule in the defined benefit pension plan.

As of December 31, 2015, Ms. DeFerie was the only named executive officer participating in the Excess Plan.  The Excess Plan was frozen to new participation effective December 31, 2009 and the plan’s benefit accruals for future services was frozen effective March 31, 2013.  The decision to freeze the Excess Plan for eligibility and future accruals was based on an analysis of the total costs associated with the Bank’s retirement program, including the implementation of the ESOP in connection with the Bank’s mutual to stock conversion.

Our retirement plans and arrangements are consistent with the arrangements provided to senior executive officers in the banking industry and assist us in attracting and retaining top talent by providing executives with financial security in retirement.

Long-Term Incentive Compensation

In 2012, our shareholders approved the ASB Bancorp, Inc. 2012 Equity Incentive Plan.  The plan provides for the grant of restricted stock and stock options to eligible employees and members of our Board of Directors.  Our Compensation Committee developed a long-term incentive program that uses our equity incentive plan to align the interests of our directors and named executive officers with our shareholders and focuses our executives on long-term sustained performance through the grant of stock options and restricted stock.  Consistent with our compensation philosophy, in February 2013, our Compensation Committee awarded each of our named executive officers stock options and restricted stock under our 2012 Equity Incentive Plan. There were no equity awards granted to our named executive officers in 2015.

Stock Compensation Grant and Award Practices; Timing Issues

The Compensation Committee periodically consults with compensation experts to ensure that our equity award program is competitive with our peers.  As a general matter, the Compensation Committee’s process is independent of any consideration of the timing of the release of material non-public information, including with respect to the determination of grant dates or stock option exercise prices.  Similarly, we have never timed the release of material non-public information to affect the value of executive compensation.  In general, the release of such information reflects long-established timetables for the disclosure of material non-public information such as earnings reports or, with respect to other events reportable under federal securities laws, the applicable requirements of such laws with respect to timing of disclosure.  The Compensation Committee’s decisions are reviewed by the full Board of Directors.

Stock Ownership Guidelines

The Company believes that it is in the best interest of the Company and its shareholders to align the personal financial interests of the Company’s directors and officers with those of shareholders of the Company.  As such, the Board of Directors implemented stock ownership guidelines in the first quarter of 2013 for our directors and named executive officers that allow our directors and named executive officers to satisfy the guidelines within a three-year period.  The guidelines are based on multiples of annual compensation and all directors and named executive officers currently meet the guidelines, with the exception of newly appointed director, Mr. Kenneth Wrench, who is within his initial three-year period as a director to meet these guidelines.

Employment Agreements

We maintain employment agreements with our named executive officers to ensure the stability of our management team by providing the executives with financial protection if an executive is terminated in connection with a change in control of the Company or in the event an executive is involuntarily terminated by the Bank or the Company for reasons other than Cause (as defined in the employment agreements). We believe that the terms and conditions of our employment agreements are consistent with the agreements provided to senior officers in the thrift industry and reflect best practices, such as the exclusion of tax gross ups. See “Executive Compensation ― Employment Agreements” and “— Potential Post-Termination Benefits” for a detailed discussion of the terms of the employment agreements and the benefits provided upon termination of service for our named executive officers.

On an annual basis, the Compensation Committee recommends to the Board whether it should extend the terms of an agreement with a named executive officer.  The Compensation Committee’s recommendation reflects its evaluation of the executive’s role in the Company and his or her overall job performance.  All of the employment agreements with our named executive officers were extended for an additional year in 2015.

Tax and Accounting Considerations

In consultation with our advisors, we evaluate the tax and accounting treatment of each of our compensation programs at the time of adoption and on an annual basis to ensure an understanding of the financial impact of the program.   To preserve maximum flexibility in the design and implementation of our compensation program, we have not adopted a formal policy that requires all compensation to be tax deductible.  However, to the greatest extent possible, it is our intent to structure our compensation programs in a tax efficient manner.

REPORT OF THE COMPENSATION COMMITTEE

The Compensation Committee has reviewed the Compensation Discussion and Analysis that is required by the rules established by the Securities and Exchange Commission.  Based on such review and discussion, the Compensation Committee recommended to the Board of Directors that the Compensation Discussion and Analysis be included in this proxy statement.  See “Compensation Discussion and Analysis.”

Compensation Committee of the Board of Directors

John B. Gould, Chairperson
Leslie D. Green
Kenneth E. Hornowski
Stephen P. Miller
Patricia S. Smith

EXECUTIVE COMPENSATION

Summary Compensation Table

The following information is furnished for the principal executive officer, the principal financial officer and the next two most highly compensated executive officers of the Company whose total compensation for the year ended December 31, 2015 exceeded $100,000.  These individuals are referred to in this proxy statement as the Company’s “named executive officers.”

Name and Principal Position	Year	Salary	Stock Awards (1) (2)		Option Awards (1) (3)		Non- Equity Incentive Compen- sation Plan (4)	Increase in Pension Value and Non- Qualified Deferred Compen- sation Earnings (5)		All Other Compen- sation (6)	Total

Suzanne S. DeFerie President and Chief Executive Officer	2015 2014 2013	$330,000 316,850 316,850	$	— — 807,211	$	— — 479,000	$83,315 16,075 26,835	$	— 311,268 —	$54,304 65,224 60,032	$467,619 709,417 1,689,928

Kirby A. Tyndall Executive Vice President and Chief Financial Officer	2015 2014 2013	185,000 180,000 180,000		— — 408,460		— — 244,290	36,352 7,104 11,866		— — —	47,784 45,377 40,316	269,136 232,481 884,932

David A. Kozak Executive Vice President and Chief Credit Officer	2015 2014 2013	180,000 180,000 180,000		— — 408,460		— — 244,290	35,369 7,104 11,866		— 17,481 —	46,309 42,649 37,917	261,678 247,234 882,533

Vikki D. Bailey Executive Vice President and Chief Retail Officer	2015 2014 2013	155,000 142,025 138,500		— — 235,650		— — 138,910	30,457 5,604 8,900		— 143,810 —	25,559 21,270 16,231	211,016 312,709 538,191

(1)	Awards of restricted stock and stock options were granted in 2013 to key officers and outside directors through the Company’s 2012 Equity Incentive Plan. Restricted stock awards and stock option awards vest in five equal installments beginning on February 5, 2014, the first anniversary date of the grant.
(2)	Amounts reflect the aggregate grant date fair value for outstanding restricted stock awards granted during the year indicated, computed in accordance with FASB ASC Topic 718. The amounts were calculated assuming that all service conditions have been satisfied and based on ASB Bancorp’s stock price as of the date of grant, which was $15.71. When shares become vested and are distributed from the trust in which they are held, the recipient will also receive an amount equal to accumulated cash and stock dividends, if any, paid with respect thereto, plus earnings thereon.

(3)	Amounts reflect the aggregate grant date fair value for outstanding stock option awards granted during the year indicated, computed in accordance with FASB ASC Topic 718, based on a value of $4.79 per option. For information on the assumptions used to compute the grant date fair value, see note 11 of the notes to consolidated financial statements. The actual value, if any, realized by an executive officer from any option will depend on the extent to which the market value of the common stock exceeds the exercise price of the option on the date the option is exercised. Accordingly, the value realized by an executive officer may not be at or near the grant date fair value estimated above.
(4)	Bonus amounts earned in 2015, 2014 and 2013 were made under our Management Incentive Plan.
(5)	Represents the aggregate year over year increases in the actuarial present value of the accumulated benefit under all defined benefit plans, including supplemental plans, as of December 31, 2015. For 2015, the present value of accumulated benefits decreased for all named executive officers, with the exception of Mr. Tyndall who does not participate in the defined benefit plan. The decrease was due to the benefits being frozen as of March 31, 2013 and higher discount rates in effect at December 31, 2015 compared to December 31, 2014. The decrease in the actuarial present value of the accumulated benefits for the defined benefit plan was $34,373 for Ms. DeFerie, $2,930 for Mr. Kozak, and $22,789 for Ms. Bailey. The 2015 decrease in the actuarial present value of the accumulated benefits for the supplemental defined benefit plan for Ms. DeFerie was $10,127. For 2014, the most significant portion of the change in value was due to an increase in the mortality assumptions and a decrease in the discount rate assumptions used in the tax-qualified defined benefit plan’s actuarial calculation. For 2013, the decrease was due to the benefits being frozen as of March 31, 2013 and higher discount rates in effect at December 31, 2013 compared to December 31, 2012. See footnote 2 to the defined benefit plan table included in “— Retirement Benefits” for additional information.
(6)
Includes 401(k) Plan matching contribution in the amount of $10,600 for Ms. DeFerie and executive long-term care insurance premiums in the amount of $10,507 for Mr. Tyndall.  Also includes the market value of the estimated 2015 ESOP allocation, which was not completed as of March 30, 2016, as follows:  Ms. DeFerie — $29,804; Mr. Tyndall — $22,271; Mr. Kozak — $21,943; and Ms. Bailey — $18,237.

Employment Agreements

The Company and the Bank entered into employment agreements with each of Ms. DeFerie and Messrs. Tyndall and Kozak effective October 18, 2011 and with Ms. Bailey effective December 1, 2012. Each of the employment agreements were amended and restated on June 16, 2015. Ms. DeFerie’s employment agreement provides for a three-year term and each of Mr. Tyndall’s, Mr. Kozak’s and Ms. Bailey’s employment agreements provides for a two-year term with a three-year change in control provision. All of the employment agreements are subject to annual renewal by the Board of Directors for an additional year beyond the then-current expiration date. All of the employment agreements with our named executive officers were renewed and amended for an additional year with an effective date of December 31, 2015.

The agreements provide the named executive officers with certain post-termination benefits.  See “Potential Post-Termination Benefits Tables.”  Upon termination of employment without cause or for good reason, other than termination in connection with a change in control, each executive will be required to adhere to a one-year non-competition restriction.

2012 Equity Incentive Plan

ASB Bancorp maintains the 2012 Equity Incentive Plan to further its commitment to align shareholder and participant interests and to provide participants with an opportunity to have an equity interest in the Company.  The plan is administered by the Compensation Committee of the Board of Directors of ASB Bancorp.  The Compensation Committee has the authority to grant stock options and restricted stock awards to employees and directors of ASB Bancorp and Asheville Savings Bank.  Additional information on the ASB Bancorp equity award program is set forth in the Compensation Discussion and Analysis section of this proxy statement.

Grants of Plan-Based Awards

There were no equity awards granted to our named executive officers in 2015.

Outstanding Equity Awards at Year End

The following table provides information concerning unexercised options and stock awards that have not vested for each named executive officer outstanding as of December 31, 2015.

Name	Number of Securities Underlying Unexercised Options Exercisable	Number of Securities Underlying Unexercised Options Unexercisable (1)	Option Exercise Price ($/share)	Option Expiration Date	Number of Restricted Shares or Units of Stock That Have Not Vested (1)	Market Value of Restricted Shares or Units of Stock That Have Not Vested (2)

Suzanne S. DeFerie	40,000	60,000	$15.71	February 5, 2023	30,830	$800,347

Kirby A. Tyndall	15,400	30,600	15.71	February 5, 2023	15,600	404,976

David A. Kozak	20,400	30,600	15.71	February 5, 2023	15,600	404,976

Vikki D. Bailey	11,600	17,400	15.71	February 5, 2023	9,000	233,640

(1)	Represents awards that vest in five equal annual installments beginning one year from the date of grant but have not yet vested.
(2)	Based upon ASB Bancorp’s closing stock price of $25.96 on December 31, 2015.

Retirement Benefits

The following table sets forth the actuarial present value at December 31, 2015 of Ms. DeFerie’s, Mr. Kozak’s and Ms. Bailey’s accumulated benefit under our defined benefit plans, along with the number of years of credited service under the respective plans.  The defined benefit pension plans were frozen to new participants effective December 31, 2009.  Therefore, Mr. Tyndall does not participate in our defined benefit pension plans.  Ms. DeFerie is the only participant in our Non-Qualified Pension Plan.

Name	Plan Name	Number of Years of Credited Service (1)		Present Value of Accumulated Benefit (2)

Suzanne S. DeFerie	Asheville Savings Bank Employees’ Pension Plan	21		$942,916

	Asheville Savings Bank Non-Qualified Pension Plan	n/	a	309,493

David A. Kozak	Asheville Savings Bank Employees’ Pension Plan	5		64,238

Vikki D. Bailey	Asheville Savings Bank Employees’ Pension Plan	25		548,807

(1)	Represents the number of years of credited service used to determine the benefit under the pension plan. As of March 31, 2013 the pension plan benefit was frozen.
(2)	The present value of each executive’s accumulated benefit assumes normal retirement at age 65, the election of a single life form of pension and is based on a 4.63% discount rate for the Employees’ Pension Plan and a 4.40% discount rate for the Non-Qualified Pension Plan.

Tax-Qualified Defined Benefit Pension Plan.  The Bank’s Employees’ Pension Plan is a defined benefit tax qualified retirement program that was frozen to new participants in December 2009 and, effective March 31, 2013, the plan was amended to eliminate benefits for services performed in future periods.

Non-Qualified Defined Benefit Pension Plan.  The Bank maintains a non-qualified defined benefit pension plan to provide participants whose compensation under the Bank’s tax-qualified defined benefit pension plan exceeds the limitations established under the Internal Revenue Code to receive a restorative benefit under a non-qualified defined benefit pension plan. Benefits payable under the Non-Qualified Pension Plan are equal to the excess of (i) the amount that would be payable in accordance with the terms of the tax-qualified defined benefit pension plan disregarding the limitations imposed pursuant to Sections 401(a)(17) and 415 of the Internal Revenue Code over (ii) the pension benefit actually payable under the tax-qualified defined benefit pension plan taking the Section 401(a)(17) and 415 limitations into account. Ms. DeFerie is the only named executive officer that is accruing a benefit under the Non-Qualified Pension Plan.  All benefits are payable in the same time and manner as the benefits are paid under the Bank’s tax-qualified defined benefit pension plan. Effective March 31, 2013, the non-qualified plan was amended to eliminate benefits for services performed in future periods.

Potential Post-Termination Benefits

Payments Due Upon Disability.  Under the employment agreements, if an executive is terminated following a determination that he or she is totally and permanently disabled and unable to perform the duties of his or her position on a full-time basis for a period of six consecutive months, or upon receiving long-term disability benefits under an employee benefit plan provided by the Bank, the Bank will pay the executive salary and benefits that they are entitled to until the end of the payroll period in which the date of termination occurs.  Under the terms of the Management Incentive Plan, prorated benefits are paid in the event of disability.  Under the terms of the non-qualified defined benefit pension plan, a participating executive is entitled to receive his or her vested benefits as prescribed by the plan in the event of a separation from service resulting from disability. Upon a named executive officer’s termination due to disability, outstanding stock options granted under the 2012 Equity Incentive Plan fully vest and remain exercisable until the earlier of one year from the date of termination of employment due to disability or the expiration of the stock options.  Restricted stock awards granted under the 2012 Equity Incentive Plan also fully vest upon the executive’s termination of employment due to disability.

Payments Due Upon Resignation By Executive.  Upon thirty days prior notice, the executive may resign or voluntarily leave the employ of the Company, other than under circumstances treated as resignation for good reason.  If an executive resigns without good reason, he or she will be paid any accrued and unpaid salary and accrued and unused paid time off through his or her date of resignation.  Under the terms of the Management Incentive Plan, the Board of Directors, or if so delegated the Compensation Committee, will, in its sole discretion, determine if benefits are paid in the event of termination.  Under the terms of the non-qualified defined benefit pension plan, a participating executive is entitled to receive his or her vested benefits as prescribed by the plan in the event of a separation from service resulting from resignation.

Payments Due Upon Termination For Cause.  If the executive’s employment is terminated for cause, or the Company has cause for termination and the executive voluntarily resigns, the executive will not be entitled to any further compensation or benefits, other than payment for any accrued and unused paid time off.  Under the terms of the Management Incentive Plan, the Board of Directors, or if so delegated the Compensation Committee, will, in its sole discretion, determine if benefits are paid in the event of termination.  Under the terms of the non-qualified defined benefit pension plan, a participating executive is entitled to receive his or her vested benefits as prescribed by the plan in the event of a separation from service resulting from termination for cause.

Payments Due Upon Death.  Under their employment agreements, an executive’s estate is entitled to receive the executive’s base salary at the rate in effect at the time of executive’s death for a period of one month after the date of death and to receive the executive’s pay for any accrued and unused paid time off.  Under the terms of the Management Incentive Plan, prorated benefits are paid in the event of death.  Under the terms of the non-qualified defined benefit pension plan, a participating executive is entitled to receive his or her vested benefits as prescribed by the plan in the event of a separation from service resulting from death. Upon a named executive officer’s death, outstanding stock options granted under the 2012 Equity Incentive Plan fully vest and remain exercisable until the earlier of one year from the date the executive dies or the expiration of the stock options.  Restricted stock awards granted under the 2012 Equity Incentive Plan also fully vest upon the executive’s death.

Payments Due Upon Resignation For Good Reason.  If an executive resigns for good reason, as defined in the employment agreement, the Bank will continue to pay the executive his or her base pay as of the date of resignation through the remaining term of the employment agreement.  In addition, the Bank will pay the executive’s health and life insurance coverage through the remaining term of the employment agreement.  Under the terms of the Management Incentive Plan, the Board of Directors, or if so delegated the Compensation Committee, will, in its sole discretion, determine if benefits are paid in the event of resignation for good reason.  Under the terms of the non-qualified defined benefit pension plan, a participating executive is entitled to receive his or her vested benefits as prescribed by the plan in the event of a separation from service resulting from resignation for good reason.

Payments Due Upon Involuntary Termination Without Cause.  If an executive’s employment is terminated for reasons other than for cause, the executive will continue to be paid his or her base salary as of the date he or she is terminated without cause through the expiration date of the employment agreement.  In addition, the bank will continue to pay the executive’s health and life insurance coverage through the remaining term of the employment agreement.  Under the terms of the Management Incentive Plan, the Board of Directors, or if so delegated the Compensation Committee, will, in its sole discretion, determine if benefits are paid in the event of termination.  Under the terms of the non-qualified defined benefit pension plan, a participating executive is entitled to receive his or her vested benefits as prescribed by the plan in the event of a separation from service resulting from involuntary termination without cause.

Payments Due Upon A Change Of Control.  The executives’ employment agreements provide that in the event of a change of control followed by termination without cause or resignation for good reason, the Bank will pay the executive a severance payment equal to three times the sum of his or her annual base salary at the rate then in effect, or if greater, the amount in effect immediately preceding the change in control.  In addition, the bank will pay the executive the average of cash bonuses paid or accrued on his or her behalf during the three prior years as well as continuation of the executive’s health and life insurance coverage for thirty-six months.  Under the terms of the non-qualified defined benefit pension plan, a participating executive is entitled to receive his or her vested benefits as prescribed by the plan in the event of a separation from service resulting from a change of control followed by termination without cause or resignation for good reason.

In the event of a change in control, as defined by the 2012 Equity Incentive Plan, outstanding stock options granted under the 2012 Equity Incentive Plan fully vest and, if the option holder is terminated other than for cause within 12 months of the change in control, will remain exercisable until the expiration date of the stock options. Restricted stock awards granted to the executives under the 2012

Equity Incentive Plan also fully vest upon a change in control.  The value of the accelerated options and restricted stock grants count towards each executive’s Section 280G Limit.

Section 280G of the Internal Revenue Code provides that severance payments that equal or exceed three times the individual’s base amount are deemed to be “excess parachute payments” if they are contingent upon a change in control.  Individuals receiving excess parachute payments are subject to a 20% excise tax on the amount of the payment in excess of the base amount, and we would not be entitled to deduct such amount.  The agreements provide for the reduction of change in control payments to the executives to the extent necessary to ensure that they will not receive “excess parachute payments,” which otherwise would result in the imposition of an excise tax, if such reduction would result in a larger after-tax payment to the executive.

Potential Post-Termination Benefits Tables.  The amount of compensation payable to each named executive officer upon voluntary termination or termination for cause; disability; death; resignation for good reason or termination without cause; or change of control is shown below.  The amounts shown are estimates that assume the executive officer’s termination was effective as of December 31, 2015 and include amounts earned through December 31, 2015.  The amounts do not include the executive’s account balances in Asheville Savings Bank’s tax-qualified retirement plans or paid time off to which each executive has a non-forfeitable interest.  The actual amounts to be paid out can only be determined at the time of an executive officer’s separation from service.

The following payment table provides the amount of compensation payable to our named executive officers for each of the situations listed below.

	Payment Due Upon
	Resignation or Termination for Cause	Disability	Death	Resignation for Good Reason or Termination Without Cause (1)	Change of Control With Termination of Employment

Suzanne S. DeFerie
Cash severance	$—	$—	$27,500	$990,000	$1,116,226
Health and welfare benefits (2)	—	—	—	25,550	25,550
Management Incentive Plan	83,315	83,315	83,315	83,315	—
Non-qualified defined benefit plan (3)	28,606	28,606	28,606	28,606	28,606
Income attributable to vesting of stock options (4)	—	615,000	615,000	—	615,000
Income attributable to vesting of restricted stock (5)	—	800,347	800,347	—	800,347
Total	$111,921	$1,527,268	$1,554,768	$1,127,471	$2,585,729

Kirby A. Tyndall
Cash severance	$—	$—	$15,417	$370,000	$610,323
Health and welfare benefits (2)	—	—	—	13,723	20,585
Management Incentive Plan	36,352	36,352	36,352	36,352	—
Income attributable to vesting of stock options (4)	—	313,650	313,650	—	313,650
Income attributable to vesting of restricted stock (5)	—	404,976	404,976	—	404,976
Total	$36,352	$754,978	$770,395	$420,075	$1,349,534

David A. Kozak
Cash severance	$—	$—	$15,000	$360,000	$594,339
Health and welfare benefits (2)	—	—	—	13,686	20,529
Management Incentive Plan	35,369	35,369	35,369	35,369	—
Income attributable to vesting of stock options (4)	—	313,650	313,650	—	313,650
Income attributable to vesting of restricted stock (5)	—	404,976	404,976	—	404,976
Total	$35,369	$753,995	$768,995	$409,055	$1,333,494

Vikki D. Bailey
Cash severance	$—	$—	$12,917	$310,000	$509,961
Health and welfare benefits (2)	—	—	—	16,818	25,227
Management Incentive Plan	30,457	30,457	30,457	30,457	—
Income attributable to vesting of stock options (4)	—	178,350	178,350	—	178,350
Income attributable to vesting of restricted stock (5)	—	233,640	233,640	—	233,640
Total	$30,457	$442,447	$455,364	$357,275	$947,178

(1)	“Good Reason” means the material breach of the agreement by the Bank or Company, including: (i) a material change to the executive’s responsibilities or authority; (ii) a liquidation or dissolution of the Company or the Bank, other than liquidations or dissolutions that are caused by reorganizations that do not affect the status of the executive; (iii) a reduction in the executive's base salary; or (iv) a relocation of executive's principal place of employment by more than thirty-five miles from its location as of the effective date.
(2)	Represents the value of coverage under the Bank’s health and life insurance programs for a period of thirty-six months for Ms. DeFerie and twenty-four months for the other executives upon resignation for good reason or termination without cause, or for a period of thirty-six months for all executives upon a change of control with termination of employment.

(3)	Represents the annual accrued benefit Ms. DeFerie is entitled to receive under the non-qualified defined benefit pension plan, as adjusted for separation from service prior to her normal retirement age (65). Annual payments will commence following separation from service. Ms. DeFerie is the only current participant in the non-qualified defined benefit pension plan.
(4)	Represents the in-the-money value of all unvested and outstanding stock options based on a stock price of $25.96 as of December 31, 2015. Unvested stock options awarded under the 2012 Plan accelerate and become fully exercisable upon death, disability or a change in control. For purposes of a change in control, the executive is not required to terminate his employment to receive this benefit.
(5)	Represents the value of all unvested and outstanding restricted stock awards that will vest upon death, disability, or a change in control based on a stock price of $25.96 as of December 31, 2015. For purposes of a change in control, the executive is not required to terminate his employment to receive this benefit.

Role of Shareholder Say on Pay Vote

As required by the Dodd-Frank Wall Street Reform and Consumer Protection Act, we held an advisory vote on the compensation of our executive officers (“say on pay”) at our 2015 Annual Meeting of Shareholders. At the 2015 Annual Meeting of Shareholders, 84.3% of the votes cast on the say on pay proposal were cast in support of the compensation of the Company’s named executive officers. A majority of the votes cast by our shareholders at the Company’s 2013 Annual Meeting of Shareholders were in favor of holding this vote on an annual basis. Based on the results of this advisory vote, the Board of Directors for the Company elected a frequency of every year to conduct an advisory vote on compensation of the Company’s named executive officers.

While the 2015 shareholder vote reflected strong support for our executive compensation programs, the Compensation Committee, Board of Directors and management have continued to refine compensation programs in an effort to further align interest of the executives with those of the Company’s shareholders and to strengthen the linkage of pay to performance.

OTHER INFORMATION RELATING TO
DIRECTORS AND EXECUTIVE OFFICERS

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Securities Exchange Act of 1934 requires the Company’s executive officers and directors, and persons who own more than 10% of any registered class of the Company’s equity securities, to file reports of ownership and changes in ownership with the Securities and Exchange Commission.  These individuals are required by regulation to furnish the Company with copies of all Section 16(a) reports they file.

Based solely on its review of the copies of the reports it has received and written representations provided to the Company from the individuals required to file the reports, the Company believes that each of its executive officers and directors, with the exception of Director Leslie Green, has complied with applicable reporting requirements for transactions in the Company’s common stock during the year ended December 31, 2015. A Form 4 filed with the Securities and Exchange Commission by Ms. Green on February 12, 2015 was filed one day after its due date.

Transactions with Related Persons

Loans and Extensions of Credit.  The Sarbanes-Oxley Act of 2002 generally prohibits loans by the Company to its executive officers and directors.  However, the Sarbanes-Oxley Act contains a specific exemption from such prohibition for loans by the Bank to its executive officers and directors in compliance with federal banking regulations.  Federal regulations require that all loans or extensions of credit to executive officers and directors of insured institutions must be made on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions with other persons and must not involve more than the normal risk of repayment or present other unfavorable features.  The Bank is therefore prohibited from making any new loans or extensions of credit to executive officers and directors at different rates or terms than those offered to the general public.  Notwithstanding this rule, federal regulations permit the Bank to make loans to executive officers and directors at reduced interest rates if the loan is made under a benefit program generally available to all other employees and does not give preference to any executive officer or director over any other employee.  All outstanding loans made by the Bank to its directors and executive officers, and members of their immediate families, were made in the ordinary course of business, were made on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable loans with persons not related to the Bank, and did not involve more than the normal risk of collectibility or present other unfavorable features.

Pursuant to the Company’s Audit Committee Charter, the Audit Committee periodically reviews, no less frequently than quarterly, a summary of the Company’s transactions with directors and executive officers of the Company and with firms that employ directors, as well as any other related person transactions, to recommend to the disinterested members of the Board of Directors that the transactions are fair, reasonable and within Company policy and should be ratified and approved.  Also, in accordance with banking regulations and its policy, the Board of Directors reviews all loans made to a director or executive officer in an amount that, when aggregated with the amount of all other loans to such person and his or her related interests, exceed the greater of $25,000 or 5% of the Company’s capital and surplus (up to a maximum of $500,000) and such loan must be approved in advance by a majority of the disinterested members of the Board of Directors.  Additionally, pursuant to the Company’s Code of Ethics and Business Conduct, all executive officers and directors of the Company must disclose any existing or potential conflicts of interest to the President and Chief Executive Officer of the Company.  Such potential conflicts of interest include, but are not limited to, the following: (i) the Company conducting business with or competing against an organization in which a family member of an executive officer or director has an ownership or employment interest and (ii) the ownership of more than 5% of the outstanding securities or 5% of total assets of any business entity that does business with or is in competition with the Company.

The aggregate outstanding balance of loans extended by the Bank to its executive officers and directors and related parties was $3.5 million at December 31, 2015.  These loans were performing according to their original terms at December 31, 2015.  In addition, these loans were made in the ordinary course of business, on substantially the same terms, including interest rates except for those made in accordance with employee benefits program discussed above and collateral, as those prevailing at the time for comparable loans with persons not related to the Bank, and did not involve more than the normal risk of collectibility or present other unfavorable features when made.

Other Transactions.  There have been no other transactions and there are no other currently proposed transactions with any of our directors and executive officers in which we were or are to be a participant and the amount involved exceeds $120,000, and in which any of our directors and executive officers had or will have a direct or indirect material interest.

SUBMISSION OF BUSINESS PROPOSALS AND SHAREHOLDER NOMINATIONS

The Company must receive proposals that shareholders seek to include in the proxy statement for the Company’s next annual meeting no later than December 8, 2016.  If next year’s annual meeting is held on a date that is more than 30 calendar days from May 19, 2017, a shareholder proposal must be received by a reasonable time before the Company begins to print and mail its proxy solicitation materials for such annual meeting.  Any shareholder proposals will be subject to the requirements of the proxy rules adopted by the Securities and Exchange Commission.

The Company’s Bylaws provide that, in order for a shareholder to make nominations for the election of directors or proposals for business to be brought before the annual meeting, a shareholder must deliver notice of such nomination and/or proposals to the Company’s Secretary not less than 90 days before the date of the annual meeting.  However, if less than 100 days’ notice or prior public disclosure of the annual meeting is given to shareholders, such notice must be delivered not later than the close of business on the tenth day following the day on which notice of the annual meeting was mailed to shareholders or public disclosure of the meeting date was made.  A copy of the Bylaws may be obtained from the Company.

SHAREHOLDER COMMUNICATIONS

The Company encourages shareholder communications to the Board of Directors and/or individual directors.  All communications from shareholders should be addressed to ASB Bancorp, Inc., 11 Church Street, Asheville, North Carolina 28801.  Communications to the Board of Directors should be sent to the attention of Cindy Hamrick, Corporate Secretary.  Communications to individual directors should be sent to such director at the Company’s address.  Shareholders who wish to communicate with a committee of the Board of Directors should send their communications to the attention of the Chairman of the particular committee, with a copy to Kenneth E. Hornowski, the Chairman of the Nominating and Corporate Governance Committee.  It is in the discretion of the Nominating and Corporate Governance Committee as to whether a communication sent to the full Board should be brought before the full Board.

MISCELLANEOUS

The Company will pay the cost of this proxy solicitation.  The Company does not plan to engage a proxy solicitation firm for its 2016 Annual Meeting.  The Company will reimburse brokerage firms and other custodians, nominees and fiduciaries for reasonable expenses incurred by them in sending proxy materials to the beneficial owners of the Company.  Additionally, directors, officers and other employees of the Company may solicit proxies personally or by telephone.  None of these persons will receive additional compensation for these activities.

The Company’s Annual Report on Form 10-K has been included with this proxy statement.  Any shareholder who has not received a copy of the Annual Report on Form 10-K may obtain a copy by writing to the Corporate Secretary of the Company.  The annual report is not to be treated as part of the proxy solicitation material or as having been incorporated by reference into this proxy statement.

If you and others who share your address own your shares in “street name,” your broker or other holder of record may be sending only one annual report and proxy statement to your address.  This practice, known as “householding,” is designed to reduce our printing and postage costs.  However, if a shareholder residing at such an address wishes to receive a separate annual report or proxy statement in the future, he or she should contact the broker or other holder of record.  If you own your shares in “street name” and are receiving multiple copies of our annual report and proxy statement, you can request householding by contacting your broker or other holder of record.

Whether or not you plan to attend the annual meeting, please vote by marking, signing, dating and promptly returning the enclosed proxy card in the enclosed envelope.

By Order of the Board of Directors,

/s/ CINDY E. HAMRICK

Cindy E. Hamrick
Corporate Secretary

Asheville, North Carolina
April 7, 2016

Electronic Voting Instructions Available 24 hours a day, 7 days a week! Instead of mailing your proxy, you may choose one of the voting methods outlined below to vote your proxy.VALIDATION DETAILS ARE LOCATED BELOW IN THE TITLE BAR.Proxies submitted by the Internet or telephone must be received by 3:00 a.m., Eastern Time, on May 19, 2016. Vote by Internet • Go to www.investorvote.com/asbb • Or scan the QR code with your smartphone • Follow the steps outlined on the secure website Vote by telephone • Call toll free 1-800-652-VOTE (8683) within the USA, US territories & Canada on a touch tone telephone • Follow the instructions provided by the recorded message Using a black ink pen, mark your votes with an X as shown in this example. Please do not write outside the designated areas. Annual Meeting Proxy Card qIF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE.q A Proposals — THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” ALL OF THE LISTED NOMINEES AND PROPOSALS SET FORTH IN PROPOSALS 1, 2 AND 3. 1. The election as directors of nominees (01), (02), (03) and (04) for a term of three years and nominee (05) for a term of two years: For Withhold For Withhold For Withhold 01 - Suzanne S. DeFerie 02 - Leslie D. Green 03 - Lawrence B. Seidman For Withhold For Withhold 04 - Wyatt S. Stevens 05 - Kenneth J. Wrench 2. The ratification of the selection of Dixon Hughes Goodman LLP as the independent registered public accounting firm of ASB Bancorp, Inc. for the year ending December 31, 2016. 3. The approval, on a non-binding advisory basis, of the compensation of the named executive officers For Against Abstain Non-Voting Items Change of Address — Please print new address below. Meeting Attendance Mark box to the right if you plan to attend the Annual Meeting. Authorized Signatures — This section must be completed for your vote to be counted. — Date and Sign Below Please sign exactly as your name appears on this card. When signing as attorney, executor, administrator, trustee or guardian, please give your full title. If shares are held jointly, each holder may sign but only one signature is required. Date (mm/dd/yyyy) — Please print date below. Signature 1 — Please keep signature within the box. Signature 2 — Please keep signature within the box.

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE SHAREHOLDERS’ MEETING TO BE HELD ON MAY 19, 2016 This Proxy Statement and the Company’s Annual Report on Form 10-K, as filed with the Securities and Exchange Commission, are available at www.investorvote.com/asbb qIF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE.q REVOCABLE PROXY — ASB BANCORP, INC. ANNUAL MEETING OF SHAREHOLDERS MAY 19, 2016 10:30 A.M., LOCAL TIME THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS The undersigned hereby appoints the official proxy committee of the Board of Directors of ASB Bancorp, Inc. (the “Company”), consisting of Stephen P. Miller, Alison J. Smith and Patricia S. Smith, and each of them, with full power of substitution in each, to act as proxy for the undersigned, and to vote all shares of common stock of the Company which the undersigned is entitled to vote only at the Annual Meeting of Shareholders to be held on May 19, 2016 at 10:30 a.m., local time, at Asheville Savings Bank’s Operations and Administration Center, located at 901 Smoky Park Highway, Candler, North Carolina, and at any adjournments thereof, with all of the powers the undersigned would possess if personally present at such meeting as follows: THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” ALL OF THE LISTED NOMINEES AND PROPOSALS SET FORTH IN PROPOSALS 1, 2 AND 3 ABOVE.
The above signed acknowledges receipt from ASB Bancorp, Inc., before the execution of this proxy, of a proxy statement for the Annual Meeting of Shareholders and an Annual Report to Shareholders for the year ended December 31, 2015. This proxy, properly signed and dated, will be voted as directed, but if no instructions are specified, this proxy, properly signed and dated, will be voted “FOR” each of the nominees and proposals listed in 1, 2 and 3 above. If any other business is presented at the annual meeting, including whether or not to adjourn the meeting, this proxy will be voted by the proxies in their judgment. At the present time, the Board of Directors knows of no other business to be presented at the annual meeting. This proxy also confers discretionary authority on the Proxy Committee of the Board of Directors to vote (1) with respect to the election of any person as director, where the nominees are unable to serve or for good cause will not serve and (2) matters incident to the conduct of the annual meeting. PLEASE PROVIDE YOUR INSTRUCTIONS TO VOTE BY TELEPHONE, BY THE INTERNET OR COMPLETE, DATE, SIGN, AND MAIL THIS PROXY CARD PROMPTLY IN THE ENCLOSED POSTAGE-PAID ENVELOPE.

IMPORTANT ANNUAL MEETING INFORMATION Electronic Voting Instructions Available 24 hours a day, 7 days a week! Instead of mailing your proxy, you may choose one of the voting methods outlined below to vote your proxy.VALIDATION DETAILS ARE LOCATED BELOW IN THE TITLE BAR. Proxies submitted by the Internet or telephone must be received by 3:00 a.m., Eastern Time, on May 12, 2016. Vote by Internet • Go to www.investorvote.com/asbb • Or scan the QR code with your smartphone • Follow the steps outlined on the secure website Vote by telephone • Call toll free 1-800-652-VOTE (8683) within the USA, US territories & Canada on a touch tone telephone • Follow the instructions provided by the recorded message Using a black ink pen, mark your votes with an X as shown in this example. Please do not write outside the designated areas. Employee Stock Ownership Plan Voting Instruction Card qIF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE.q 05 - Kenneth J. Wrench Proposals — THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” ALL OF THE LISTED NOMINEES AND PROPOSALS SET FORTH IN PROPOSALS 1, 2 AND 3. 1. The election as directors of nominees (01), (02), (03) and (04) for a term of three years and nominee (05) for a term of two years: For Withhold For Withhold For Withhold 01 - Suzanne S. DeFerie 02 - Leslie D. Green 03 - Lawrence B. Seidman For Withhold For Withhold 04 - Wyatt S. Stevens 05 - Kenneth J. Wrench For Against Abstain 2. The ratification of the selection of Dixon Hughes Goodman LLP as the independent registered public accounting firm of ASB Bancorp, Inc. for the year ending December 31, 2016. 3. The approval, on a non-binding advisory basis, of the compensation of the named executive officers For Against Abstain Non-Voting Items Meeting Attendance Mark box to the right if you plan to attend the Annual Meeting. Change of Address — Please print new address below. Authorized Signatures — This section must be completed for your vote to be counted. — Date and Sign Below Please sign exactly as your name appears on this card. When signing as attorney, executor, administrator, trustee or guardian, please give your full title. If shares are held jointly, each holder may sign but only one signature is required. Date (mm/dd/yyyy) — Please print date below. Signature 1 — Please keep signature within the box. Signature 2 — Please keep signature within the box.

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE SHAREHOLDERS’ MEETING TO BE HELD ON MAY 19, 2016 This Proxy Statement and the Company’s Annual Report on form 10-K, as filed with the Securities and Exchange Commission, are available at www.investorvote.com/asbb qIF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE.q VOTING INSTRUCTION CARD — ASB BANCORP, INC. ANNUAL MEETING OF SHAREHOLDERS MAY 19, 2016 10:30 A.M., LOCAL TIME
THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS I understand that Pentegra Trust Company, the ESOP Trustee, is the holder of record and custodian of all shares of ASB Bancorp, Inc. (the “Company”) common stock allocated to me under the ESOP. I understand that my voting instructions are solicited on behalf of the Company’s Board of Directors for the Annual Meeting of Shareholders to be held on May 19, 2016. Accordingly, you are to vote my shares as follows (please check one): THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” ALL OF THE LISTED NOMINEES AND PROPOSALS SET FORTH IN PROPOSALS 1, 2 AND 3 ABOVE. The ESOP Trustee is hereby authorized to vote any shares allocated to me in its trust capacity as indicated above. Please date, sign and return this card in the enclosed postage-paid envelope no later than May 12, 2016. PLEASE PROVIDE YOUR INSTRUCTIONS TO VOTE BY TELEPHONE, BY THE INTERNET OR COMPLETE, DATE, SIGN, AND MAIL THIS PROXY CARD PROMPTLY IN THE ENCLOSED POSTAGE-PAID ENVELOPE.

IMPORTANT ANNUAL MEETING INFORMATION Electronic Voting Instructions Available 24 hours a day, 7 days a week! Instead of mailing your proxy, you may choose one of the voting methods outlined below to vote your proxy.VALIDATION DETAILS ARE LOCATED BELOW IN THE TITLE BAR. Proxies submitted by the Internet or telephone must be received by 3:00 a.m., Eastern Time, on May 12, 2016. Vote by Internet • Go to www.investorvote.com/asbb • Or scan the QR code with your smartphone • Follow the steps outlined on the secure website Vote by telephone • Call toll free 1-800-652-VOTE (8683) within the USA, US territories & Canada on a touch tone telephone • Follow the instructions provided by the recorded message Using a black ink pen, mark your votes with an X as shown in this example. Please do not write outside the designated areas. qIF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE.q A Proposals — THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” ALL OF THE LISTED NOMINEES AND PROPOSALS SET FORTH IN PROPOSALS 1, 2 AND 3. 1. The election as directors of nominees (01), (02), (03) and (04) for a term of three years and nominee (05) for a term of two years: For Withhold For Withhold For Withhold 01 - Suzanne S. DeFerie 02 - Leslie D. Green 03 - Lawrence B. Seidman 2. The ratification of the selection of Dixon Hughes Goodman LLP as the independent registered public accounting firm of ASB Bancorp, Inc. for the year ending December 31, 2016. 3. The approval, on a non-binding advisory basis, of the compensation of the named executive officers. For Against Abstain Non-Voting Items Meeting Attendance Mark box to the right if you plan to attend the Annual Meeting. Change of Address — Please print new address below. Authorized Signatures — This section must be completed for your vote to be counted. — Date and Sign Below Please sign exactly as your name appears on this card. When signing as attorney, executor, administrator, trustee or guardian, please give your full title. If shares are held jointly, each holder may sign but only one signature is required. Date (mm/dd/yyyy) — Please print date below. Signature 1 — Please keep signature within the box. Signature 2 — Please keep signature within the box.

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE SHAREHOLDERS’ MEETING TO BE HELD ON MAY 19, 2016 This Proxy Statement and the Company’s Annual Report on Form 10-K, as filed with the Securities and Exchange Commission, are available at www.investorvote.com/asbb qIF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE.q VOTING INSTRUCTION CARD — ASB BANCORP, INC. ANNUAL MEETING OF SHAREHOLDERS MAY 19, 2016 10:30 A.M., LOCAL TIME
THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS I understand that Pentegra Trust Company, the Retirement Savings Plan Trustee, is the holder of record and custodian of all shares of ASB Bancorp, Inc. (the “Company”) common stock credited to me under the Asheville Savings Bank, S.S.B. Retirement Savings Plan. I understand that my voting instructions are solicited on behalf of the Company’s Board of Directors for the Annual Meeting of Shareholders to be held on May 19, 2016. Accordingly, you are to vote my shares as follows (please check one): THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” ALL OF THE LISTED NOMINEES AND PROPOSALS SET FORTH IN PROPOSALS 1, 2 AND 3 ABOVE. The Retirement Savings Plan Trustee is hereby authorized to vote any shares allocated to me in its trust capacity as indicated above. Please date, sign and return this card in the enclosed postage-paid envelope no later than May 12, 2016.PLEASE PROVIDE YOUR INSTRUCTIONS TO VOTE BY TELEPHONE, BY THE INTERNET OR COMPLETE, DATE, SIGN, AND MAIL THIS PROXY CARD PROMPTLY IN THE ENCLOSED POSTAGE-PAID ENVELOPE.

IMPORTANT ANNUAL MEETING INFORMATION Voting Instructions Please Vote By May 12, 2016 Shareholders of record have three ways to vote: 1. By Mail; or 2. By Email; or 3. By Fax VALIDATION DETAILS ARE LOCATED BELOW IN THE TITLE BAR. To Vote By Email • Scan completed voting card • Send to: Betsy.gustison@fbtservices.com • Type "ASB Bancorp Proxy Vote" in the Subject Line To Vote By Fax • Send to First Bankers Trust Service, Inc. @ 217-228-6815 Attn: Betsy Gustison Please note that the last vote received from a shareholder, whether by mail, email or fax, will be the vote counted. Using a black ink pen, mark your votes with an X as shown in this example. Please do not write outside the designated areas. 2012 Equity Incentive Plan Voting Instruction Card qIF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE.q Proposals — THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” ALL OF THE LISTED NOMINEES AND PROPOSALS SET FORTH IN PROPOSALS 1, 2 AND 3. 1. The election as directors of nominees (01), (02), (03) and (04) for a term of three years and nominee (05) for a term of two years: For Withhold For Withhold For Withhold 01 - Suzanne S. DeFerie 02 - Leslie D. Green 03 - Lawrence B. Seidman For Withhold For Withhold 04 - Wyatt S. Stevens 05 - Kenneth J. Wrench 2. The ratification of the selection of Dixon Hughes Goodman LLP as the independent registered public accounting firm of ASB Bancorp, Inc. for the year ending December 31, 2016. For Against Abstain 3. The approval, on a non-binding advisory basis, of the compensation of the named executive officers. For Against Abstain Non-Voting Items Meeting Attendance Mark box to the right if you plan to attend the Annual Meeting. Change of Address — Please print new address below. Authorized Signatures — This section must be completed for your vote to be counted. — Date and Sign Below Please sign exactly as your name appears on this card. When signing as attorney, executor, administrator, trustee or guardian, please give your full title. If shares are held jointly, each holder may sign but only one signature is required. Date (mm/dd/yyyy) — Please print date below. Signature 1 — Please keep signature within the box. Signature 2 — Please keep signature within the box.

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE SHAREHOLDERS’ MEETING TO BE HELD ON MAY 19, 2016 This Proxy Statement and the Company’s Annual Report on form 10-K, as filed with the Securities and Exchange Commission, are available at www.investorvote.com/asbb qIF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE.q VOTING INSTRUCTION CARD — ASB BANCORP, INC. ANNUAL MEETING OF SHAREHOLDERS MAY 19, 2016 10:30 A.M., LOCAL TIME THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS I understand that First Bankers Trust Services, Inc., the 2012 Equity Incentive Plan Trustee, is the holder of record and custodian of all shares of ASB Bancorp, Inc. (the “Company”) common stock credited to my account under the ASB Bancorp, Inc. 201E2 q uity Incentive Plan. I understand that my voting instructions are solicited on behalf of the Company’s Board of Directors for the Annual Meeting of Shareholders to be held on May 19, 2016. Accordingly, you are to vote my shares as follows (please check one): THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” ALL OF THE LISTED NOMINEES AND PROPOSALS SET FORTH IN PROPOSALS 1, 2 AND 3 ABOVE. The 2012 Equity Incentive Plan Trustee is hereby authorized to vote any shares allocated to me in its trust capacity as indicated above. Please date, sign and return this card in the enclosed postage-paid envelope no later than May 12, 2016. PLEASE PROVIDE YOUR INSTRUCTIONS TO VOTE BY TELEPHONE, BY THE INTERNET OR COMPLETE, DATE, SIGN, AND MAIL THIS PROXY CARD PROMPTLY IN THE ENCLOSED POSTAGE-PAID ENVELOPE.

IMPORTANT ANNUAL MEETING INFORMATION Using a black ink pen, mark your votes with an X as shown in this example. Please do not write outside the designated areas. Annual Meeting Proxy Card q PLEASE FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. Q A Proposals — THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” ALL OF THE LISTED NOMINEES AND PROPOSALS SET FORTH IN PROPOSALS 1, 2 AND 3. 1. The election as directors of nominees (01), (02), (03) and (04) for a term of three years and nominee (05) for a term of two years: For Withhold For Withhold For Withhold 01 - Suzanne S. DeFerie 02 - Leslie D. Green 03 - Lawrence B. Seidman For Withhold For Withhold 04 - Wyatt S. Stevens 05 - Kenneth J. Wrench 2. The ratification of the selection of Dixon Hughes Goodman LLP as the independent registered public accounting firm of ASB Bancorp, Inc. for the year ending December 31, 2016. For Against Abstain 3. The approval, on a non-binding advisory basis, of the compensation of the named executive officers. For Against Abstain Authorized Signatures — This section must be completed for your vote to be counted. — Date and Sign Below Please sign exactly as your name appears on this card. When signing as attorney, executor, administrator, trustee or guardian, please give your full title. If shares are held jointly, each holder may sign but only one signature is required. Date (mm/dd/yyyy) — Please print date below. Signature 1 — Please keep signature within the box. Signature 2 — Please keep signature within the box.

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE SHAREHOLDERS’ MEETING TO BE HELD ON MAY 19, 2016 This Proxy Statement and the Company’s Annual Report on Form 10-K, as filed with the Securities and Exchange Commission, are available at www.edocumentview.com/asbb q PLEASE FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. Q REVOCABLE PROXY — ASB BANCORP, INC. ANNUAL MEETING OF SHAREHOLDERS MAY 19, 2016 10:30 A.M., LOCAL TIME THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS The undersigned hereby appoints the official proxy committee of the Board of Directors of ASB Bancorp, Inc. (the “Company”), consisting of Stephen P. Miller, Alison J. Smith and Patricia S. Smith, and each of them, with full power of substitution in each, to act as proxy for the undersigned, and to vote all shares of common stock of the Company which the undersigned is entitled to vote only at the Annual Meeting of Shareholders to be held on May 19, 2016 at 10:30 a.m., local time, at Asheville Savings Bank’s Operations and Administration Center, located at 901 Smoky Park Highway, Candler, North Carolina, and at any adjournments thereof, with all of the powers the undersigned would possess if personally present at such meeting as follows: THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” ALL OF THE LISTED NOMINEES AND PROPOSALS SET FORTH IN PROPOSALS 1, 2 AND 3 ABOVE. The above signed acknowledges receipt from ASB Bancorp, Inc., before the execution of this proxy, of a proxy statement for the Annual Meeting of Shareholders and an Annual Report to Shareholders for the year ended December 31, 2015. This proxy, properly signed and dated, will be voted as directed, but if no instructions are specified, this proxy, properly signed and dated, will be voted “FOR” each of the nominees and proposals listed in 1, 2 and 3 above. If any other business is presented at the annual meeting, including whether or not to adjourn the meeting, this proxy will be voted by the proxies in their judgment. At the present time, the Board of Directors knows of no other business to be presented at the annual meeting. This proxy also confers discretionary authority on the Proxy Committee of the Board of Directors to vote (1) with respect to the election of any person as director, where the nominees are unable to serve or for good cause will not serve and (2) matters incident to the conduct of the annual meeting. PLEASE COMPLETE, DATE, SIGN, AND MAIL THIS PROXY CARD PROMPTLY IN THE ENCLOSED POSTAGE-PAID ENVELOPE.